                                   EXHIBIT 10.6

                                   $90,000,000


                            SECURED CREDIT AGREEMENT
                            ------------------------

                            ($50,000,000 TERM LOAN)
                          ($40,000,000 REVOLVING LOAN)

                            DATED AS OF JULY 18, 1996

                                      AMONG

                                FIRST BANKS, INC.

                                       AND

                     THE BOATMEN'S NATIONAL BANK OF ST. LOUIS

               AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO

                         HARRIS TRUST AND SAVINGS BANK

                            THE FROST NATIONAL BANK

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                       AND

                    THE BOATMEN'S NATIONAL BANK OF ST. LOUIS,

                                    AS AGENT

                                     TABLE OF CONTENTS
                                     -----------------
                                                                                          Page
                                                                                          ----
ARTICLE I.
                      DEFINITIONS AND ACCOUNTING TERMS                                        1
     Section 1.01.    Defined Terms                                                           1
     Section 1.02.    Accounting Terms                                                        8

ARTICLE II.
                      AMOUNT AND TERMS OF TERM LOANS                                          8
     Section 2.01.    Term Loans                                                              8
     Section 2.02.    Manner of Disbursement                                                  8
     Section 2.03.    Interest on Term Loans                                                  8
     Section 2.04.    Notice of Interest Rate Selection                                       9
     Section 2.05.    Repayment of Term Loans; Application of Payments                       11
     Section 2.06.    Optional Prepayment                                                    11
     Section 2.07.    Term Notes                                                             11
     Section 2.08.    Method of Payment                                                      12
     Section 2.09.    Use of Term Loan Proceeds                                              12
     Section 2.10.    Advances and Payments                                                  12
     Section 2.11.    Reimbursement                                                          12
     Section 2.12.    No Renewal Option                                                      13

ARTICLE III.
                      AMOUNT AND TERMS OF REVOLVING LOAN AND LETTERS OF CREDIT               13
     Section 3.01.    Commitments                                                            13
     Section 3.02.    Revolving Credit                                                       13
     Section 3.03.    Termination or Reduction of Revolving Loan Commitment                  13
     Section 3.04.    Interest on Revolving Loans.                                           14
     Section 3.05.    Notice and Manner of Borrowing                                         14
     Section 3.06.    Revolving Notes                                                        16
     Section 3.07.    Method of Payment                                                      17
     Section 3.08.    Use of Proceeds                                                        17
     Section 3.09.    Zero Balance                                                           17
     Section 3.10.    Advances and Payment                                                   17
     Section 3.11.    Revolving Loan Commitment Fee                                          18
     Section 3.12.    Reimbursement                                                          18
     Section 3.13.    Agreement to Issue Letters of Credit                                   18
     Section 3.14.    Letter of Credit Requests                                              19
     Section 3.15.    Letter of Credit Participation                                         20
     Section 3.16.    Agreement to Repay Letter of Credit Drawings                           21
     Section 3.17.    Notice of Letter of Credit Outstandings.                               23
     Section 3.18.    Deemed Disbursements; Cash Collateralization                           23
     Section 3.19.    Failure of Any Bank to Make Revolving Loans or
                        Participate in Letters of Credit                                     23
     Section 3.20.    Letter of Credit Fees                                                  24
     Section 3.21.    Banks Not Required to Extend Credit                                    25

ARTICLE IV.
                      CONDITIONS PRECEDENT                                                   25
     Section 4.01.    Conditions Precedent to the Term Loans and Initial Revolving Loans     25

                                    i

     Section 4.02.    Conditions Precedent to All Revolving Loans                            26

ARTICLE V.
                      REPRESENTATIONS AND WARRANTIES                                         27
     Section 5.01.    Incorporation, Good Standing, and Due Qualification                    27
     Section 5.02.    Corporate Power and Authority                                          27
     Section 5.03.    Legally Enforceable Agreement                                          28
     Section 5.04.    Financial Statements; Financial Condition                              28
     Section 5.05.    Other Agreements                                                       28
     Section 5.06.    Litigation                                                             28
     Section 5.07.    Ownership of Subsidiaries                                              29
     Section 5.08.    ERISA                                                                  29
     Section 5.09.    Taxes                                                                  29

ARTICLE VI.
                      AFFIRMATIVE COVENANTS                                                  29
     Section 6.01.    Maintenance of Existence                                               29
     Section 6.02.    Maintenance of Records                                                 30
     Section 6.03.    Maintenance of Subsidiaries                                            30
     Section 6.04.    Compliance With Laws                                                   30
     Section 6.05.    Right of Inspection                                                    30
     Section 6.06.    Reporting Requirements                                                 30
     Section 6.07.    Operations                                                             32
     Section 6.08.    Additional Collateral                                                  32

ARTICLE VII.
                      NEGATIVE COVENANTS                                                     32
     Section 7.01.    Liens                                                                  32
     Section 7.02.    Mergers, Etc                                                           32
     Section 7.03.    Indebtedness                                                           33
     Section 7.04.    Dividends                                                              33
     Section 7.05.    Stock Issue; Additional Issue of Stock of Subsidiary                   33
     Section 7.07.    Loans                                                                  34
     Section 7.08.    Continuation of Business                                               34

ARTICLE VIII.
                      FINANCIAL COVENANTS                                                    35
     Section 8.01.    Tier I Leverage Ratio                                                  35
     Section 8.02.    Tier I Leverage Ratio of Subsidiaries                                  35
     Section 8.03.    Tier I Risk Based Capital Ratio                                        35
     Section 8.04.    Total Risk Based Capital Ratio                                         35
     Section 8.05.    Loan Loss Reserve                                                      36
     Section 8.06.    Net Income to Average Total Assets                                     36
     Section 8.07.    Non-Performing Assets                                                  36

ARTICLE IX.
                      EVENTS OF DEFAULT                                                      36
     Section 9.01.    Events of Default                                                      36

ARTICLE X.
                      AUTHORITY AND RESPONSIBILITIES OF AGENT                                39
     Section 10.01.   Grant of Authority                                                     39
     Section 10.02.   Action upon Indemnification Instructions                               39

                                    ii

     Section 10.03.   Reports; Responsibility of the Agent; Disclaimer                       39
     Section 10.04.   Correction of Errors                                                   40
     Section 10.05.   Expenses; Indemnification                                              40
     Section 10.06.   Rights as Bank                                                         41
     Section 10.07.   Representation of Each Bank                                            41
     Section 10.08.   Rights to Resign; Appointment of a Successor Agent                     41
     Section 10.09.   Notice of Default                                                      42
     Section 10.10.   Agent Compensation                                                     42

ARTICLE XI.
                      MISCELLANEOUS                                                          42
     Section 11.01.   Capital Adequacy Reimbursement                                         42
     Section 11.02.   Amendments, Etc                                                        43
     Section 11.03.   Notices, Etc                                                           43
     Section 11.04.   No Waiver; Remedies                                                    43
     Section 11.05.   Successors and Assigns                                                 43
     Section 11.06.   Costs and Expenses                                                     44
     Section 11.07.   Right of Setoff                                                        44
     Section 11.08.   Sharing of Setoffs                                                     44
     Section 11.09.   Governing Law; Jurisdiction and Venue                                  45
     Section 11.10.   Severability of Provisions                                             45
     Section 11.11.   Counterparts                                                           45
     Section 11.12.   Headings                                                               45
     Section 11.13.   Oral Agreements                                                        45

EXHIBIT A

     TERM LOAN COMMITMENT AMOUNTS                                                            47

EXHIBIT B

     TERM NOTE                                                                               48

EXHIBIT C

     NOTICE OF INTEREST RATE SELECTION                                                       50

EXHIBIT D

     REVOLVING LOAN COMMITMENT AMOUNTS                                                       51

EXHIBIT E

     REVOLVING CREDIT NOTE                                                                   52

EXHIBIT F

     NOTICE OF BORROWING                                                                     54

EXHIBIT G

     PLEDGE AGREEMENT                                                                        55

                                    iii

EXHIBIT G-1

     SUBSIDIARY PLEDGE AGREEMENT                                                             61

EXHIBIT H

     CERTIFICATE OF COMPLIANCE                                                               67

EXHIBIT I

     FORM OF LETTER OF CREDIT                                                                72

EXHIBIT J

     LETTER OF CREDIT REQUEST                                                                75

EXHIBIT K

     FORM OF BORROWER'S COUNSEL OPINION                                                      77

EXHIBIT L

     PLEDGED SUBSIDIARIES                                                                    83

EXHIBIT M

     LIST OF AFFILIATES                                                                      84

EXHIBIT N

     IDENTIFICATION OF FINANCIAL STATEMENTS                                                  85

EXHIBIT O

     OWNERSHIP OF SUBSIDIARIES                                                               86

EXHIBIT P

     LIST OF ADDRESSES                                                                       88

SCHEDULE 3.13


     OUTSTANDING LETTERS OF CREDIT                                                           90

SCHEDULE 5.05


     OTHER AGREEMENTS                                                                        91

SCHEDULE 5.06

                                    iv

     LITIGATION                                                                              92

SCHEDULE 5.08


     PLAN TERMINATIONS                                                                       93

SCHEDULE 9.01(10)

     REGULATORY ACTIONS                                                                      94

                          SECURED CREDIT AGREEMENT


            THIS SECURED CREDIT AGREEMENT dated as of July 18, 1996, is entered into by and among FIRST BANKS, INC., a Missouri corporation ("Borrower"), and THE BOATMEN'S NATIONAL BANK OF ST. LOUIS, a national
  --------
banking association, AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association, HARRIS TRUST AND SAVINGS BANK, an Illinois state banking corporation, THE FROST NATIONAL BANK, a national banking association, and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (each individually a "Bank" and collectively the "Banks"), and THE BOATMEN'S NATIONAL BANK OF ST. LOUIS, a national banking association, as Agent.

                  W I T N E S S E T H   T H A T :

            WHEREAS, Borrower has requested that the Banks severally make a term loan to Borrower in the aggregate amount of Fifty Million Dollars ($50,000,000) (as the same may be renewed, extended, amended, rearranged, restructured, refinanced, replaced or otherwise modified from time to time, including without limitation, modifications to interest rates or other payment terms, the "Term Loan"); and
                    ---------

            WHEREAS, Borrower has requested that the Banks severally make available to Borrower a revolving credit and letter of credit facility in the aggregate amount of Forty Million Dollars ($40,000,000) (as the same may be renewed, extended, amended, rearranged, restructured, refinanced, replaced or otherwise modified from time to time, including without limitation, modifications to interest rates or other payment terms, the "Revolving Loan"); and
 --------------

            WHEREAS, the Banks are willing severally to provide such loan and facility to the Borrower, subject to the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:


                                  ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS
                        --------------------------------

            Section I.01.     Defined Terms.  As used in this Agreement, the
                              -------------
following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

            "Affiliate" means any Person (1) which directly or indirectly
             ---------
controls, or is controlled by, or is under common control with, the Borrower or any Subsidiary; (2) which directly or indirectly beneficially owns or holds (i) five percent (5%) or more of any class of voting stock of Borrower or any Subsidiary, except any class of voting stock of First Banks America, Inc., or (ii) five percent (5%) or more of all voting stock of First Banks America, Inc., or (3) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by Borrower or any Subsidiary. The term "Control" for the purposes of this Agreement means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. For the purposes of the foregoing definition, a shareholder of Borrower shall not be deemed to be directly or indirectly controlling or controlled by the Borrower or a subsidiary, provided the person in question will not receive any proceeds from the Loans.

            "Agent"  means The Boatmen's National Bank of St. Louis, acting
             -----
in its capacity as Agent pursuant to Article X hereof and any duly appointed successor.

            "Agreement" means this Secured Credit Agreement, as amended,
             ---------
supplemented or modified from time to time.

            "Agreement and Plan of Reorganization" has the meaning assigned
             ------------------------------------
to such term in Section 3.13(1).

            "Bank" or "Banks" has the meaning assigned to such term in the
             ----      -----
preamble to this Agreement.

            "Borrower" has the meaning assigned to such term in the preamble
             --------
of this Agreement.

            "Business Day" means any day other than a Saturday, Sunday, or
             ------------
other day on which commercial banks are authorized or required to close under the laws of the States of Missouri, Illinois, Texas or California.

            "Call Report" has the meaning assigned to such term in Section
             -----------
6.06(4).

            "Certificate" has the meaning assigned to such term in Section
             -----------
3.05.

            "Collateral" means all property which is subject or is to be
             ----------
subject to the Liens granted by the Pledge Agreement and/or the Subsidiary Pledge Agreements.

            "Commitment" means the collective several commitments of the
             ----------
Banks in the aggregate original principal amount of $90,000,000, or when used with reference to a particular Bank, the portion of the collective several commitments allocated to such Bank, (i) to make loans to the Borrower pursuant to Section 2.01, in an amount equal to the amount stated in Exhibit A, and (ii) to make loans to the Borrower pursuant to Section
   ---------
3.01 and to participate in Letters of Credit pursuant to Section 3.15 in an amount equal to the amount stated in Exhibit D, as such amount may be
                                     ---------
reduced from time to time pursuant to Section 3.03 hereof.

            "Corporate Base Rate" means the rate of interest announced by
             -------------------
The Boatmen's National Bank of St. Louis (or its successor) from time to time as its Corporate Base Rate, which rate is not intended or represented to be the lowest rate of interest charged by such Bank to its borrowers.

            "Default" means any of the events specified in Section 9.01,
             -------
whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Drawing" has the meaning assigned to such term in Section 3.15.
             -------

            "Equity Capital" for any Person, for any period, means the
             --------------
amount set forth on the most recent report on form FRY-9C filed by Borrower with the Board of Governors of the Federal Reserve System (or any successor report) applicable to such period as "Total Equity Capital."

            "ERISA" means the Employee Retirement Income Security Act of
             -----
1974, as amended from time to time, and the regulations and published interpretations thereof.

            "ERISA Affiliate" means any trade or business (whether or not
             ---------------
incorporated) which together with the Borrower would be treated as a single employer under Section 4001 of ERISA.

            "Eurodollar Rate" means, for the applicable Interest Period, if
             ---------------
any, an interest rate per annum equal to the rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) at which deposits in United States Dollars are offered or available to banks in the London interbank market at 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period as reported on Telerate Screen page 3750 for a period equal to such Interest Period for the amount of the subject Eurodollar Rate Loan. The Eurodollar Rate for each respective Interest Period, if any, shall be determined by the Agent two (2) Business Days before the first day of such Interest Period.

            "Event of Default" means any of the events specified in Section
             ----------------
9.01, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Federal Funds Rate" means, for any day, the rate per annum
             ------------------
(rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates of overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

            "GAAP" means generally accepted accounting principles in the
             ----
United States as in effect from time to time, including such principles as are utilized in the preparation of Call Reports and other regulatory reports required to be filed by Borrower and its Subsidiaries.

            "Gain on Sale of Securities" for any Person, for any period,
             --------------------------
means the amount set forth on the most recent report on form FRY-9C filed by Borrower with the Board of Governors of the Federal Reserve System (or any successor report) applicable to such period as "Realized gains (losses) on held-to-maturity securities" and "Realized gains (losses) on available for-sale securities."

            "Interest Period" means the period commencing on the date of
             ---------------
making or conversion to or continuation of a Loan to the Eurodollar Rate.
The Borrower shall have the option to select a one month, two month, or three month Interest Period; provided, however, that whenever the last day
                             --------  -------
of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day. Notwithstanding the foregoing, the Borrower may not select an Interest Period: (i) if after giving effect thereto the Borrower will be unable to make a principal payment scheduled to be made during such Interest Period without paying part of the Loan accruing at the Eurodollar Rate on a date other than the last day of the Interest Period applicable thereto; or (ii) which ends after the Term Loan Maturity Date (with respect to Term Loans) or the Revolving Credit Termination Date (with respect to Revolving Loans). For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last
                -----------------
day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

            "L/C Coverage Requirement" means, with respect to each Letter of
             ------------------------
Credit, the sum of 100% of the Stated Amount of such Letter of Credit plus the amount of Letter of Credit Fees and other fees expected to become payable to the Agent and the Banks in respect thereof during the life of such Letter of Credit which have not theretofore been paid.

            "Letter of Credit" has the meaning assigned to such term in
             ----------------
Section 3.13.

            "Letter of Credit Fee" has the meaning assigned to such in
             --------------------
Section 3.20.

            "Letter of Credit Fee Payment Date" has the meaning assigned to
             ---------------------------------
such term in Section 3.20.

            "Letter of Credit Outstandings" means, at any time, without
             -----------------------------
duplication, the sum of (a) the aggregate Stated Amount of all outstanding Letters of Credit, and (b) the aggregate amount of all Unpaid Drawings.

            "Letter of Credit Participation" has the meaning assigned to
             ------------------------------
such term in Section 3.15.

            "Letter of Credit Request" has the meaning assigned to such term
             ------------------------
in Section 3.14.

            "Lien" means any mortgage, deed of trust, pledge, security
             ----
interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

            "Loan Loss Reserve" for any Person, for any period, means the
             -----------------
amount set forth on the most recent report on form FRY-9C filed by Borrower with the Board of Governors of the Federal Reserve System (or any successor report) applicable to such period as "Allowance for loan and lease losses."

            "Loan Document(s)" means this Agreement, the Notes, the Pledge
             ----------------
Agreement, the Subsidiary Pledge Agreements and any and all letter of credit applications completed by the Borrower pursuant to Section 3.14 hereof.

            "Loans" means the Revolving Loans and the Term Loan.
             -----

            "Majority" has the meaning assigned to such term in Section
             --------
10.01.

            "Multiemployer Plan" means a Plan described in Section
             ------------------
4001(a)(3) of ERISA which covers employees of a Borrower or any ERISA
Affiliate.

            "Net Income" for any period means the amount set forth on the
             ----------
report on form FRY-9C filed by Borrower with the Board of Governors of the Federal Reserve System or any successor report applicable to such period as "Net Income."

            "Non-performing Assets" for any Person, for any period, means
             ---------------------
the sum of the amounts set forth on the most recent report on form FRY-9C filed by Borrower with the Board of Governors of the Federal Reserve System (or any successor report) applicable to such period as loans "past due 90 days or more and still accruing," "non-accrual," and "other real estate owned."

            "Notes" means the Revolving Notes and Term Notes.
             -----

            "Notice of Borrowing" has the meaning assigned to such term in
             -------------------
Section 3.05.

            "Notice of Interest Rate Selection" has the meaning assigned to
             ---------------------------------
such in Section 2.04.

            "PBGC" means the Pension Benefit Guaranty Corporation or any
             ----
entity succeeding to any or all of its functions under ERISA.

            "Person" means an individual, partnership, corporation, business
             ------
trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other juridical entity of whatever nature.

            "Plan" means any employee benefit or other plan established,
             ----
maintained, or to which contributions have been made by the Borrower or any ERISA Affiliate.

            "Pledge Agreement" means the collateral pledge agreement in the
             ----------------
form of Exhibit G, pledging to the Agent for the ratable benefit of the
        ---------
Banks all of the stock of the Pledged Subsidiaries (exclusive of directors' qualifying shares of stock) and certain stock acquired after the date of this Agreement.

            "Pledged Subsidiaries" means the Subsidiaries listed on Exhibit L
             --------------------                                   ---------
attached hereto.

            "Primary Capital" for any Person, for any period and without
             ---------------
duplication, means the sum of Equity Capital plus the Loan Loss Reserve of such Person.

            "Prohibited Transaction" means any transaction set forth in
             ----------------------
Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1954, as amended from time to time.

            "Repayment Tranche" has the meaning assigned to such term in
             -----------------
Section 2.04.

            "Reportable Event" means any of the events set forth in Section
             ----------------
4043 of ERISA.

            "Revolving Credit Termination Date" means July 11, 1997.
             ---------------------------------

            "Revolving Loans" has the meaning assigned to such term in
             ---------------
Section 3.02.

            "Revolving Loan Limit" has the meaning assigned to such term in
             --------------------
Section 3.02.

            "Revolving Loan Commitment" means, as to each Bank, the maximum
             -------------------------
amount which such Bank shall be obligated to loan to Borrower as a Revolving Loan pursuant to Section 3.02 hereof.

            "Revolving Loan Commitment Fee" has the meaning assigned to such
             -----------------------------
term in Section 3.11.

            "Revolving Notes" has the meaning assigned to such term in
             ---------------
Section 3.06.

            "St. Charles Letter of Credit" has the meaning assigned to such
             ----------------------------
term in Section 3.13(1).

            "Stated Amount" means, with respect to each Letter of Credit,
             -------------
the maximum amount available to be drawn thereunder, determined without regard to whether any conditions to drawing then could be met.

            "Subsidiary" means, as to Borrower, any corporation of which
             ----------
shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which corporation is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by a Borrower or a Subsidiary of Borrower.

            "Subsidiary Pledge Agreements" means the collateral pledge
             ----------------------------
agreements (subsidiary) in the form of Exhibit G-1, pledging to the Agent
                                       -----------
for the ratable benefit of the Banks all of the stock of the Subsidiary listed on the Subdiary Pledge Agreement Exhibit A attached thereto (exclusive of directors' qualifying shares of stock) and certain stock acquired after the date of this Agreement.

            "Term Loans" has the meaning assigned to such term in Section
             ----------
2.01.

            "Term Loan Commitment" means, as to each Bank, the amount which
             --------------------
such Bank shall be obligated to loan to Borrower as a Term Loan pursuant to
Section 2.01 hereof.

            "Term Loan Maturity Date" means July 12, 2000.
             -----------------------

            "Term Notes" has the meaning assigned to such term in Section
             ----------
2.07.

            "Tier I Leverage Ratio" means the ratio, expressed as a
             ---------------------
percentage, of regulatory "core" capital (Tier I) to assets, all as defined and determined from time to time by applicable bank regulatory authorities.

            "Tier I Risk Based Capital Ratio" means the ratio of regulatory
             -------------------------------
"core" capital (Tier I) to weighted-risk assets and off-balance sheet items, all as defined and determined from time to time by applicable bank regulatory authorities.

            "Total Assets" for any Person, for any period, means the amount
             ------------
set forth on the most recent report on form FRY-9C filed by Borrower with the Board of Governors of the Federal Reserve System (or any successor report) applicable to such period as "Total Assets."

            "Total Loans" means, at any time, the amount set forth on the
             -----------
most recent report on form FRY-9C filed by Borrower with the Board of Governors of the Federal Reserve System (or any successor report) as the total of "Loans and Leases, net of unearned income."

            "Total Risk Based Capital Ratio" of any Person means, at any
             ------------------------------
time, the ratio of regulatory "core" capital (Tier I) and supplementary capital elements (Tier II) to weighted-risk assets and off-balance sheet items, all as defined and determined from time by applicable bank regulatory authorities.

            "Unpaid Drawings" means as of any date, the aggregate of all
             ---------------
payments made by the Agent under any Letter of Credit which have not been reimbursed by the Borrower pursuant to Section 3.16.

            "Watch List" means a summary of loans or other assets of
             ----------
Borrower and each Pledged Subsidiary which have been adversely classified or placed on a "watch list" by Borrower or a Pledged Subsidiary, as the case may be, for the purpose of adverse classification of loans.

            Section I.02.     Accounting Terms.  All accounting terms not
                              ----------------
specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements and reports referred to in Section 6.06, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                                  ARTICLE II.
                        AMOUNT AND TERMS OF TERM LOANS
                        ------------------------------

            Section II.01.    Term Loans.
                              ----------

            (1) Each Bank, severally and not jointly, shall, upon the terms and subject to the conditions of this Agreement (including, without limitation, the terms and conditions of Article IV hereof), lend to the Borrower the proceeds of a term loan, in the amounts equal to each Bank's Term Loan Commitment as set forth opposite such Bank's name in Exhibit A
                                                               ---------
(collectively the "Term Loan").
                   ---------

            (2) The aggregate principal amount of the Term Loans shall be Fifty Million Dollars ($50,000,000) and shall be made severally by the Banks in accordance with their respective Term Loan Commitments.

            (3) The Term Loans will bear interest in accordance with the terms of Section 2.03.

            (4) The failure of any Bank to make a Term Loan shall not relieve any other Bank of its obligation to make a Term Loan pursuant to the terms and conditions of this Agreement.

            Section II.02.    Manner of Disbursement.  The Term Loans shall
                              ----------------------
be disbursed, in full, on the date hereof.

            Section II.03.    Interest on Term Loans.  The Borrower shall
                              ----------------------
pay interest on the outstanding and unpaid principal amount of the Term Loans from the date hereof until they shall be due (at maturity, whether by reason of acceleration or otherwise) at the following intervals and at the following rates per annum:

            (1)   Corporate Base Rate.  When accruing interest at the
                  -------------------
Corporate Base Rate, a fluctuating rate per annum equal to the Corporate Base Rate in effect from time to time. Any change in the interest rate resulting from a change in the Corporate Base Rate shall become effective as of the opening of business on the day on which such change in the Corporate Base

Rate shall become effective. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days. Interest shall be paid in immediately available funds on or before 12:00 Noon (St. Louis time) on the first day of each calendar month beginning August 1, 1996, and on the Term Loan Maturity Date. In the event of receipt of funds after 12:00 Noon (St. Louis time) on the date of payment, the funds shall be deemed to be received on the next Business Day, and the accrual of interest shall be calculated accordingly;

            (2)   Eurodollar Rate.  When accruing interest at the Eurodollar
                  ---------------
Rate, a rate per annum equal at all times during the applicable Interest Period to the sum of the Eurodollar Rate for such Interest Period plus one and one-half percent (1.5%) per annum. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days.
Interest shall be paid in immediately available funds on or before 12:00 Noon (St. Louis time) on the first day of each calendar month beginning August 1, 1996, and on the Term Loan Maturity Date. In the event of receipt of funds after 12:00 Noon (St. Louis time) on the date of payment, the funds shall be deemed to be received on the next Business Day, and the accrual of interest will be calculated accordingly;

provided, however, that, from and after the occurrence of an Event of
--------  -------
Default and unless and until such Event of Default is waived, the Borrower shall pay interest on the unpaid principal amount of the Term Loan at a rate per annum equal at all times to four percent (4%) per annum above the interest rate otherwise in effect from time to time, such interest being payable on demand. The Agent shall give prompt notice to the Borrower and the Banks of the applicable interest rate determined by the Agent for purposes of this Section 2.03

            Section II.04.    Notice of Interest Rate Selection.
                              ---------------------------------

            (1) Except as otherwise provided herein, the Term Loan shall bear interest at the Corporate Base Rate. Subject to the terms and conditions of this Agreement, Borrower shall have the option to have interest on the Term Loan accrue at the Eurodollar Rate or at the Corporate Base Rate; provided, however, that the Borrower shall, at the end of an
           --------  -------
Interest Period, have the option to have interest on a portion of the Term Loan in an amount equal to the next principal payment then scheduled to be made hereunder (the "Repayment Tranche") accrue at the Corporate Base Rate
                     -----------------
and have interest on the remaining portion of the Term Loan accrue at the Eurodollar Rate. The Borrower shall give the Agent (who shall promptly notify the Banks) telephonic notice (followed immediately by written or telex notice) of any election by Borrower to change the interest rate applicable to the Term Loan or to select a new Interest Period in the event the Term Loan is then accruing interest at the Eurodollar Rate. Such notice of interest rate selection (a "Notice of Interest Rate Selection") shall be
                               ---------------------------------
substantially in the form of Exhibit C hereto.  At least three (3) Business
                             ---------
Days before (i) the date on which Borrower desires to convert the interest rate applicable to the Term Loan from the Corporate Base Rate to the Eurodollar Rate or (ii) the end of the then current Interest Period, the Borrower shall give the Agent (who shall promptly notify the Banks) a Notice of Interest Rate Selection specifying the new Interest Period; if no such notice is given (or, if Borrower is not entitled to deliver such notice pursuant to the terms hereof), the Term Loan shall bear interest at the Corporate Base Rate from and after the expiration of such Interest Period. The Borrower shall have no right to effect the conversion of the applicable interest rate from the Eurodollar Rate to the Corporate Base Rate other than as of the end of an Interest Period. All notices given under this Section
2.04 shall be irrevocable and binding on the Borrower and telephonic notices shall be given not later than 11:00 A.M. (St. Louis time) on the day which is not later than the number of Business Days specified above for such notice. If a Default or Event of Default exists hereunder, the Borrower shall not have the right to request a Eurodollar Rate of interest, and in the event the Term Loan is then accruing at the Eurodollar Rate, the then current interest rate (if after the occurrence of an Event of Default) shall be revised to be the Eurodollar

Rate plus five and one-half percent (5.5%) (as set forth in Section 2.03) and at the end of the then current Interest Period the Term Loan, if then accruing at the Eurodollar Rate and such Default or Event of Default is then continuing, shall immediately and automatically and without the necessity of any further action by the Borrower, the Banks, or the Agent, accrue at the Corporate Base Rate (plus four percent (4%) if after the occurrence of an Event of Default) in the same principal amount, and any costs and expenses incurred by virtue of such conversion (including without limitation the costs and expenses identified in Section 11.06(2)) shall be promptly paid by Borrower to the Agent on the demand of the Agent and the outstanding principal balance of the Term Loan shall thereafter accrue at the Corporate Base Rate (plus four percent (4%) if after the occurrence of an Event of Default).

            (2) Anything in subsection (1) above to the contrary notwithstanding,

                  (a) if the Agent shall notify the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for the Agent or any of the Banks to perform its obligations hereunder, the right of Borrower to continue or convert the Term Loan to the Eurodollar Rate shall be suspended until the Agent shall notify the Borrower that the circumstances causing such suspension no longer exist, and the outstanding portion of the Term Loan accruing at the Eurodollar Rate shall immediately and automatically upon the sending of such notice and without the necessity of any further action by the Borrower, the Banks, or the Agent accrue at the Corporate Base Rate in the same principal amount, and any costs and expenses incurred by virtue of such conversion (including without limitation the costs and expenses identified in Section 11.06(2)) shall be promptly paid by Borrower to the Agent on the demand of the Agent; and

                  (b) if the Agent is unable, after reasonable efforts, due to prevailing market conditions, to provide timely information for the determination of the Eurodollar Rate, or is otherwise unable to determine the Eurodollar Rate at any time, the right of the Borrower to select, continue or convert the Term Loan to the Eurodollar Rate shall be suspended until the Agent shall notify Borrower that the circumstances causing such suspension no longer exist, and the outstanding principal balance of the Term Loan shall accrue at the Corporate Base Rate.

            Section II.05.    Repayment of Term Loans; Application of
                              ---------------------------------------
Payments.  The Term Loans in the aggregate shall be due and payable and
--------
shall be repaid by the Borrower as follows:

            (1) Beginning August 1, 1996, and on the 1st day of each November, February, May and August thereafter until May 1, 2000, Borrower shall pay quarterly installments of principal in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000) each;

            (2) On the Term Loan Maturity Date, Borrower shall pay all unpaid principal and accrued and unpaid interest under the Term Loan.

            Section II.06.    Optional Prepayment.
                              -------------------

            (1) If the outstanding balance of the Revolving Notes hereunder is zero ($00.00), the Borrower, upon five (5) Business Days prior written notice to the Agent, may prepay the Term Loan in whole or in part, without premium or penalty, by paying the principal amount to be prepaid together with accrued and unpaid interest thereon to the date of prepayment; provided, however, that from time to time, including such times when the
--------  -------
outstanding balance of the Revolving Notes is greater than zero ($0.00), the Borrower, upon five (5) Business Days prior written notice to the Agent, may prepay the Repayment Tranche in whole, but not in part, without premium or penalty, by paying the principal amount to be prepaid together with accrued and unpaid interest thereon to the date of prepayment. If Borrower prepays the Term Loan, or a portion thereof, which is accruing at the Eurodollar Rate, the Borrower shall compensate the Agent for the account of the Banks in accordance with Section 11.06(2).

            (2) Each notice of prepayment shall specify the date and amount of such prepayment and that it relates to the Term Loan. Any notice of prepayment shall be irrevocable. The Agent shall promptly notify the Banks of its receipt of such notice of prepayment. Each partial prepayment of the Term Loan (other than prepayments of the Repayment Tranche) shall be in an aggregate principal amount which is the lesser of (i) the then outstanding principal balance of the Term Loan, or (ii) Five Hundred Thousand Dollars ($500,000) and integral multiples of Fifty Thousand Dollars ($50,000) in excess thereof, and shall be applied to the reduction of principal in the inverse order of maturity. Each prepayment of the Repayment Tranche shall be in the aggregate principal amount of the Repayment Tranche and shall be applied to the reduction of principal in the forward order of maturity.

            (3) Amounts prepaid pursuant to this Section 2.06 may not be reborrowed.

            Section II.07.    Term Notes.  The Term Loan made by each Bank
                              ----------
and the Borrower's obligation to repay such Term Loan shall be evidenced by, and be payable with interest in accordance with the terms of this Agreement and a term note of the Borrower payable to the order of that Bank (collectively, the "Term Notes"). Each Term Note shall (i) be dated the
                    ----------
date hereof, (ii) be in the original principal amount equal to that Bank's Term Loan Commitment as set forth opposite such Bank's name in Exhibit A,
                                                               ---------
and (iii) be executed by a duly authorized officer of the Borrower. Each Bank's Term Note shall be in substantially the form of Exhibit B.
                                                       ---------

            Section II.08.    Method of Payment. Borrower shall make each
                              -----------------
payment under the Term Notes (including prepayments) not later than 12:00 Noon (St. Louis time) on the date when due in lawful money of the United States to the Agent by wire transfer of federal funds. Upon receipt of such payment the Agent shall immediately remit to each Bank by wire transfer of federal funds the amount of the payment received which is due each Bank under the Term Note held by each Bank or otherwise under this Agreement. In the event of receipt of funds after 12:00 Noon (St. Louis time) on the date of payment, the funds shall be deemed to be received on the next Business Day and the accrual of interest will be calculated accordingly. Whenever any payment to be made under this Agreement or under the Term Notes shall be stated to be due on a day which is not a Business Day, the amount of such payment shall be made on the next succeeding Business Day, the amount of such payment, in such case, to include all interest and fees accrued to the date of actual payment.

            Section II.09.    Use of Term Loan Proceeds.  The proceeds of
                              -------------------------
the Term Loan hereunder shall be used by Borrower to refinance existing acquisition debt of Borrower. The Borrower will not use any part of such proceeds for the purposes of: (i) paying dividends on or other distributions with respect to the capital stock of Borrower; or (ii) purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing of carrying any such margin stock.

            Section II.10.    Advances and Payments.  The Term Loans shall
                              ---------------------
be made by each of the Banks concurrently. Each payment and prepayment of the Term Loan and the Term Notes made to the Agent for the account of the Banks shall be made pro rata on the basis of each Bank's Term Loan Commitment as set forth in Exhibit A.
                           ---------

            Section II.11.    Reimbursement.
                              -------------

            Whenever any Bank shall sustain or incur any losses or out-of-pocket expenses in connection with:

            (1) the failure by the Borrower to pay the principal amount of the Term Loan when due (whether at maturity, by reason of acceleration, notice of prepayment/termination by Borrower or otherwise);

            (2)   the repayment of overdue amounts of the Term Loan; or

            (3) the acceleration of the maturity date of the Term Notes by reason of the occurrence of an Event of Default,

the Borrower shall pay to the Agent, upon its demand and for the account of the Banks, an amount certified in writing by the Agent as the amount required to reimburse the Banks and the Agent for all reasonable losses and out-of-pocket expenses claimed. All determinations, estimates, assumptions, allocations and the like required for the determination thereof shall be made by the Agent in good faith and the Agent's determination thereof shall be final and binding and conclusive upon the Borrower in the absence of manifest error.

            Section II.12.    No Renewal Option.  This Agreement may not be
                              -----------------
extended in relation to the Term Loan made pursuant to this Article
II, irrespective of whether this Agreement shall be extended in relation to the Revolving Loans pursuant to Article III, except upon the mutual written consent of the Borrower and each Bank.


                                 ARTICLE III.
           AMOUNT AND TERMS OF REVOLVING LOAN AND LETTERS OF CREDIT
           --------------------------------------------------------

            Section III.01.   Commitments.  Subject to the terms and
                              -----------
conditions of this Agreement (including, without limitation, the terms and conditions of Article IV hereof), the Banks severally and not jointly agree
              ----------
from time to time on any Business Day during the period from the date of this Agreement to the Revolving Credit Termination Date to:

            (1) make Loans to the Borrower as set forth in Section 3.02 and subject to the terms and conditions of this Agreement; and

            (2) issue for the account of the Borrower (in the case of the Agent) or participate in (in the case of all other Banks) Letters of Credit as set forth in Sections 3.13 and 3.15 and subject to the terms and conditions of this Agreement.

            Section III.02.   Revolving Credit.  The Banks, severally and
                              ----------------
not jointly, shall, upon the terms and conditions of this Agreement, make loans (collectively, the "Revolving Loans") to the Borrower from time to
                          ---------------
time during the period from the date hereof up to but not including the Revolving Credit Termination Date in individual amounts not to exceed each Bank's Revolving Loan Commitment as set forth opposite such Bank's name in Exhibit D, the aggregate principal amount of which at any time shall not
---------
exceed Forty Million Dollars ($40,000,000) (the "Revolving Loan Limit") .
                                                 --------------------
Any amounts advanced and repaid by Borrower shall be treated as prepayments and shall be eligible for reborrowing by Borrower in the absence of a Default or an Event of Default, subject to the terms and conditions of this Agreement.

            Section III.03.   Termination or Reduction of Revolving Loan
                              ------------------------------------------
Commitment.  The Borrower shall have the right, upon at least fifteen (15)
----------
Business Days' notice to the Agent, to terminate in whole or reduce in part the unused portion of the Revolving Loan Commitment. Any such reduction by Borrower of the Revolving Loan Commitment shall result in a pro rata reduction of each Bank's Revolving Loan Commitment.

            Section III.04.   Interest on Revolving Loans.  The Borrower
                              ---------------------------
shall pay interest on the outstanding and unpaid principal amount of the Revolving Loans made under this Agreement at the following intervals and at the following rates per annum:

            (1)   Corporate Base Rate.  If such Revolving Loan is accruing
                  -------------------
      at the Corporate Base Rate, a fluctuating rate per annum equal to the Corporate Base Rate in effect from time to time. Any change in the interest rate resulting from a change in the Corporate Base Rate shall become effective as of the opening of business on the day on which such change in the Corporate Base Rate shall become effective. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days. Interest shall be paid in the immediately available funds on or before 12:00 Noon (St. Louis time) on the first day of each calendar month beginning August 1, 1996, and on the Revolving Credit Termination Date. In the event of receipt of funds after 12:00 Noon (St. Louis time) on the date of payment, the funds shall be deemed to be received on the next Business Day, and the accrual of interest will be calculated accordingly;

            (2)   Eurodollar Rate. If such Revolving Loan is accruing at the
                  ---------------
      Eurodollar Rate, a rate per annum equal at all times during the applicable Interest Period for such Revolving Loan to the sum of the Eurodollar Rate for such Interest Period plus one and one-quarter percent (1.25%) per annum, payable on the first day of each calendar month and on the Revolving Credit Termination Date. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days. Interest shall be paid in the immediately available funds on or before 12:00 Noon (St. Louis time) on the first day of each calendar month beginning August 1, 1996 and on the Revolving Credit Termination Date. In the event of receipt of funds after 12:00 Noon (St. Louis time) on the date of payment, the funds shall be deemed to be received on the next Business Day, and the accrual of interest will be calculated accordingly;


      provided, however, that, from and after the occurrence of an Event of
      --------  -------
      Default and unless and until such Event of Default is waived, the Borrower shall pay interest on the unpaid principal amount of the Revolving Loan at a rate per annum equal at all times to four percent (4%) per annum above the interest rate otherwise in effect from time to time with respect to each Revolving Loan then outstanding, such interest being payable on demand. The Agent shall give prompt notice to the Borrower and the Banks of the applicable interest rate determined by the Agent for purposes of this Section 3.04.

            Section III.05.   Notice and Manner of Borrowing.
                              ------------------------------

            (1) The Borrower shall give the Agent (who shall promptly notify the Banks) telephonic notice (followed immediately by written or telex notice) of any request for a Revolving Loan under this Agreement at least five (5) Business Days before each Revolving Loan, specifying (i) the date, purpose and amount thereof, and (ii) the interest rate applicable to such Revolving Loan. Such notice of borrowing (a "Notice of Borrowing")
                                                   -------------------
shall be substantially in the form of Exhibit F hereto.  Each such request
                                      ---------
shall be accompanied by a Compliance Certificate (the "Certificate") in the
                                                       -----------
form of Exhibit H hereto.  At least three (3) Business Days before the end
        ---------
of each Interest Period, the Borrower shall give the Agent (who shall promptly notify the Banks) a Notice of Borrowing with respect to the relevant Revolving Loan accruing at the Eurodollar Rate specifying the new Interest Period or, in the event that the relevant Revolving Loan is to accrue at the Corporate Base Rate, specifying the same. In the event that in any Notice of Borrowing hereunder the interest rate of the Revolving Loan to be advanced is not specified (or if Borrower is not entitled to request a Eurodollar Rate loan pursuant to the terms hereof), the Revolving Loan to be advanced shall accrue at the Corporate Base Rate. Each Revolving Loan shall be in an amount of at least One Million Dollars ($1,000,000) and integral multiples of One Hundred Thousand Dollars ($100,000) in excess thereof or, if less, the unused amount of the Revolving Loan Commitment. Not later than 2:00 P.M. (St. Louis time) on the date of such Revolving Loan and upon fulfillment of the applicable conditions set forth herein, the Banks via the Agent will make such Revolving Loan available to the Borrower in immediately available funds by wire transfer of federal funds to the Borrower. Upon the request (in writing) of the Borrower, the Agent and the Banks shall use their reasonable best efforts to make such Revolving Loans available to the Borrower prior to 2:00 P.M. (St. Louis time), provided, however, neither the
                                              --------  -------
Agent nor the Banks shall have any liability to the Borrower or any other Person for any failure to provide such funds prior to 2:00 P.M. (St. Louis time) pursuant to such request. All notices given under this Section 3.04 shall be irrevocable, and telephonic notices shall be given not later than 11:00 A.M. (St. Louis time) on the day which is not later than the number of Business Days specified above for such notice. If a Default or Event of Default exists hereunder, the Borrower shall not have the right to request a Eurodollar Rate of interest, the then current interest rate with respect to Revolving Loans then accruing at the Eurodollar Rate (if after the occurrence of an Event of Default) shall be revised to be the Eurodollar Rate plus five and one-quarter percent (5.25%) (as set forth in Section 3.04), and at the end of an Interest Period if such Default or Event of Default still exists, a Revolving Loan accruing at the Eurodollar Rate shall immediately and automatically, and without necessity of any further act by the Borrower, the Banks or the Agent be refinanced by a Revolving Loan accruing at the Corporate Base Rate (plus four percent (4%) if after the occurrence of an Event of Default) in the same principal amount, and any costs and expenses incurred by virtue of such refinancing (including without limitation the costs and expenses identified in Section 11.06(2)) shall be promptly paid by Borrower to the Agent on the demand of the Agent, and all the Revolving Loans shall thereafter accrue at the Corporate Base Rate (plus four percent (4%) if after the occurrence of an Event of Default).

            (2) Anything in subsection (1) above to the contrary notwithstanding,

                  (a) if the Agent shall notify the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for the Agent or any of the Banks to perform its obligations hereunder with respect to the making of a Revolving Loan accruing at the Eurodollar Rate or to fund or maintain a Revolving Loan at the Eurodollar Rate hereunder, the right of the Borrower to select, continue or convert a Revolving Loan to the Eurodollar Rate shall be suspended until the Agent shall notify the Borrower that the circumstances causing such suspension no longer exist, and the outstanding Revolving Loans accruing at the Eurodollar Rate shall immediately and automatically upon the sending of such notice and without the necessity of any further act by the Borrower, the Banks or the Agent be refinanced by Revolving Loans in the same principal amount, and any costs and expenses incurred by virtue of such refinancing (including without limitation the costs and expenses identified in Section 11.06(2)) shall be promptly paid by Borrower to the Agent on the demand of the Agent and all of the Revolving Loans shall thereafter accrue at the Corporate Base Rate;

                  (b) if the Agent is unable, after reasonable efforts, due to prevailing market conditions, to provide timely information for the determination of the Eurodollar Rate, or is otherwise unable to determine the Eurodollar Rate at any time, the right of the Borrower to select, continue or convert a Revolving Loan to the Eurodollar Rate shall be suspended until the Agent shall notify Borrower that the circumstances causing such suspension no longer exist, and the requested Revolving Loan shall accrue at the Corporate Base Rate; and

                  (c) if, at any time, five (5) or more Revolving Loans are accruing at an interest rate based upon the Eurodollar Rate with Interest Periods ending on different days, Borrower shall not have the right to select the Eurodollar Rate as the interest rate applicable to any new Revolving Loan or convert the interest rate applicable to an existing Revolving Loan from the Corporate Base Rate to the Eurodollar Rate.

            (3) The Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of a Notice of Borrowing which specifies a request for a Eurodollar Rate of interest, the Borrower shall indemnify the Agent and the Banks against any loss, reasonable costs or expense incurred by the Agent and/or the Banks as a result of any failure to fulfill on or before the date specified in the Notice of Borrowing as the date of the Revolving Loan the applicable conditions set forth in Article IV, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Agent and/or the Banks to fund the Eurodollar Rate of interest when such Revolving Loan, as a result of such failure, is not made on such date.

            Section III.06.   Revolving Notes.  The Revolving Loan made by
                              ---------------
each Bank and the Borrower's obligation to repay such Revolving Loan shall be evidenced by, and be payable with interest in accordance with the terms of, this Agreement and a revolving note of the Borrower payable to the order of that Bank (collectively, the "Revolving Notes"). Each Revolving Note
                                 ---------------
shall (i) be dated the date hereof, (ii) be in the original principal amount equal to that Bank's Revolving Loan Commitment as set forth opposite such Bank's name in Exhibit D, and (iii) be executed by duly authorized officers
               ---------
of the Borrower. Each Bank's Revolving Note shall be in substantially the form of Exhibit E. The failure of any Bank to make a Revolving Loan shall
        ---------
not relieve any other Bank of its obligation to make a Revolving Loan pursuant to the terms and conditions of this Agreement. When used in this Agreement, the term "Revolving Note" or "Revolving Notes" shall include any extensions, modifications, renewals, refundings, replacements or restatements thereof.

            Section III.07.   Method of Payment.  Borrower shall make each
                              -----------------
payment under this Agreement and under the Revolving Notes not later than 12:00 Noon (St. Louis time) on the date when due in lawful money of the United States to the Agent by wire transfer of federal funds. Upon receipt of such payment the Agent shall immediately remit to each Bank by wire transfer of federal funds the amount of the payment received which is due each Bank under the Revolving Note held by each Bank or otherwise under this Agreement. In the event of receipt of funds after 12:00 Noon (St. Louis time) on the date of payment, the funds shall be deemed to be received on the next Business Day and the accrual of interest will be calculated accordingly. Whenever any payment to be made under this Agreement or under a Revolving Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, the amount of such payment, in such case, to include all interest or fees accrued to the date of actual payment.

            Section III.08.   Use of Proceeds.  The proceeds of the
                              ---------------
Revolving Loans hereunder shall be used by Borrower to finance the acquisition by Borrower of banks and thrift institutions and their holding companies, including, without limitation, the refinancing of existing indebtedness of the Borrower incurred in connection with prior bank and bank holding company acquisitions. The Borrower will not, directly or indirectly, use any part of the proceeds of the Revolving Loans for the purpose of: (i) paying dividends on or other distributions with respect to capital stock of Borrower; (ii) paying interest on outstanding debt of Borrower; or (iii) purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

            Section III.09.   Zero Balance.  The Banks and the Borrower
                              ------------
acknowledge that the outstanding balance of the Revolving Notes may be zero ($00.00) from time to time, and that prior to the Revolving Credit Termination Date such fact shall not mean the Revolving Loan Commitment and the availability of the Revolving Loans have been terminated.

            Section III.10.   Advances and Payment.  The Revolving Loans
                              --------------------
shall be made by each of the Banks concurrently. Each payment and prepayment of the Revolving Loans made to the Agent for the account of the Banks shall be made pro rata on the basis of each Bank's Revolving Loan Commitment as set forth in Exhibit D. If the Borrower prepays any Revolving
                           ---------
Loan or a portion thereof which is accruing at the Eurodollar Rate, the Borrower shall compensate the Banks in accordance with Section 11.06(2).
Any such prepayment shall be made upon at least three (3) Business Days' notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall prepay such principal amount of the Revolving Loan together with accrued interest to the date of such prepayment on the principal amount prepaid; provided,
                                                                --------
however, that each partial prepayment shall be in an aggregate principal
-------
amount of not less than One Hundred Thousand Dollars ($100,000) and integral multiples of Fifty Thousand Dollars ($50,000) in excess thereof, and provided further, that a partial prepayment shall not reduce the principal
----------------
balance of each Revolving Loan below the minimum levels prescribed in
Section 3.05. In the event more than one Revolving Loan accruing at the Eurodollar Rate is outstanding at the time of any such prepayment, the Borrower shall have the right to specify which such Revolving Loan is to be prepaid by the Borrower.

            Section III.11.   Revolving Loan Commitment Fee.  Borrower shall
                              -----------------------------
pay to Agent for the account of the Banks on a pro-rata basis, within twenty
(20) days from the date of the Agent's invoice therefor, a Revolving Loan Commitment Fee (the "Revolving Loan Commitment Fee") at the rate of
                     -----------------------------
one-eighth of one percent (0.125%) per annum on the average daily unused portion of the Revolving Loan Commitment. The Revolving Loan Commitment Fee shall be payable quarterly in arrears commencing on November 1, 1996 (which payment shall include the period commencing on the date hereof), February 1, 1997, May 1, 1997 and on the Revolving Credit Termination Date. The Revolving Loan Commitment Fee shall be computed on the basis of a year deemed to consist of 360 days and paid for the actual number of days elapsed. The amount of Revolving Loans outstanding from time to time and the amount of Letter of Credit Outstandings from time to time are considered uses of the Revolving Loan Commitment.

            Section III.12.   Reimbursement.
                              -------------

            Whenever any Bank shall sustain or incur any losses or out-of-pocket expenses in connection with:

            (1) the failure by the Borrower to pay the principal amount of any Revolving Loan when due (whether at maturity, by reason of acceleration, notice of prepayment/termination by Borrower or otherwise);

            (2)   the repayment of overdue amounts of any Revolving Loan;

            (3) the acceleration of the maturity date of any Revolving Note by reason of the occurrence of an Event of Default; or

            (4) the failure by Borrower to make any payment to the Agent with respect to any Letter of Credit when due;

the Borrower shall pay to the Agent, upon its demand and for the account of the Banks, an amount certified in writing by the Agent as the amount required to reimburse the Banks for all reasonable losses and out-of-pocket expenses claimed. All determinations, estimates, assumptions, allocations and the like required for the determination thereof shall be made by the Agent in good faith and the Agent's determination thereof shall be final and binding and conclusive upon the Borrower in the absence of manifest error.

            Section III.13.   Agreement to Issue Letters of Credit.
                              ------------------------------------

            (1) From and including the date hereof to but excluding the Revolving Credit Termination Date, the Banks severally agree, on the terms and conditions set forth in this Agreement, that the Borrower from time to time may request that the Agent issue for the account of the Borrower and in support of certain obligations of the Borrower to the former shareholders of St. Charles Federal Bancshares, Inc. arising out of that certain Agreement and Plan of Reorganization dated March 28, 1994 (the "Agreement and Plan of
                                                      ---------------------
Reorganization") by and among the Borrower, St. Charles Federal Bancshares
--------------
Inc. and St. Charles Acquisition Company, on an offering and as available basis, one or more irrevocable standby letters of credit (each a "Letter of
                                                                  ---------
Credit") in substantially the form attached hereto as Exhibit I and in an
------
aggregate Stated Amount not to exceed $1,136,777.28.

For purposes of this Agreement, those currently outstanding letters of credit described on Schedule 3.13 hereof shall be deemed to be Letters of
                    -------------
Credit requested by the Borrower under the terms hereof.

            (2) The Agent hereby agrees that during the period from and including the date hereof to but excluding the Revolving Credit Termination Date, it will, following receipt by the Agent of a Letter of Credit Request, subject to Article IV hereof, issue Letters of Credit (in substantially the form attached hereto as Exhibit I), provided that the Agent shall not be
                        ---------
under any obligation to issue any Letter of Credit if at the time of such issuance:

                  (a) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Agent from issuing such Letter of Credit or any requirement of law applicable to the Agent or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Agent shall prohibit, or request that the Agent refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Agent with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Agent is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to the Agent as of the date hereof and which the Agent deems material to it;

                  (b) the Agent shall have received notice from any Bank prior to the issuance of such Letter of Credit of the type described in the last sentence of Section 3.14(2);

                  (c) after giving effect to such issuance, the sum of the aggregate amount of Revolving Loans outstanding plus the amount of Letter of Credit Outstandings would exceed the aggregate amount of the Revolving Loan Commitment; or

                  (d) the Agent shall have received notice of a default by any party under the Agreement and Plan of Reorganization.

            Section III.14.   Letter of Credit Requests.
                              -------------------------

            (1) Whenever the Borrower wishes a Letter of Credit to be issued for its account, it shall give the Agent (who shall promptly notify the Banks) at least ten (10) Business Days' prior written request therefor. Each such request shall include all of the information required by Exhibit J
                                                                   ---------
and shall be in writing and executed by the Borrower and shall include a completed letter of credit application on the form customarily used by the Agent for similar transactions (each, a "Letter of Credit Request").
                                         ------------------------

            (2) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.13 and that each of the applicable conditions specified in Article IV has been satisfied. Unless the Agent receives a notice from any Bank prior to its issuance of a Letter of Credit that one or more of the applicable conditions specified in Article IV are not then satisfied, or that the issuance of such Letter of Credit would violate
Section 3.13, the Agent may issue the requested Letter of Credit for the account of the Borrower in accordance with its customary practices.

            Section III.15.   Letter of Credit Participation.
                              ------------------------------

            (1) Immediately upon the issuance by the Agent of any Letter of Credit (or any amendment with respect to a previously issued Letter of Credit) pursuant to this Article III and without further action, the Agent shall be deemed to have sold and transferred to each Bank, and each Bank shall be deemed irrevocably and unconditionally to have purchased and received from the Agent, pro rata on the basis of each Bank's Revolving Loan Commitment as set forth in Exhibit D, without recourse or warranty, an
                           ---------
undivided interest and participation in such Letter of Credit of the Agent, any substitute letter of credit with respect thereto, each drawing made thereunder (each a "Drawing") and the obligations of the Borrower under this
                    -------
Agreement with respect thereto, and any security therefor (a "Letter of
                                                              ---------
Credit Participation").
--------------------

            (2) In determining whether to make a payment under any Letter of Credit, the Agent shall have no obligation to the Banks other than to confirm that the documents required to be delivered under such Letter of Credit appear to have been delivered and to comply on their face with the terms and conditions of such Letter of Credit. No action taken or omitted to be taken by the Agent in good faith under or in connection with any Letter of Credit, shall result in liability of the Agent to any Bank in the absence of gross negligence or willful misconduct by the Agent.

            (3) In the event that the Borrower shall not reimburse in full pursuant to Section 3.16 any amount paid by the Agent, the Agent shall notify each Bank and each Bank shall promptly and unconditionally pay to the Agent for the account of the Agent, the amount of such Bank's ratable share of such unreimbursed payment pro rata on the basis of each Bank's Revolving Loan Commitment as set forth in Exhibit D in dollars and in same day funds.
                                ---------
If the Agent so notifies any Bank prior to 12:00 Noon (St. Louis time) on any Business Day, such Bank shall make available to the Agent such Bank's proportionate ratable share of the amount of such payment on such Business Day in same day funds. If and to the extent any such Bank shall not make such amount available to the Agent on a timely basis, such Bank agrees to pay to the Agent, forthwith on demand such amount (together with interest thereon for each day from such date until the date such amount is paid to the Agent at the Federal Funds Rate). The failure of any Bank to make available to the Agent its ratable share of any payment under any Letter of Credit shall not relieve any other Bank of its obligations hereunder; provided, however, that no Bank shall be responsible for the failure of any
--------  -------
other Bank to make available to the Agent such other Bank's ratable share of any such payment.

            (4) Whenever the Agent receives any payment, by or on behalf of the Borrower, of or in connection with a reimbursement obligation for which the Agent received payments from the Banks pursuant to clause (3) above, the Agent shall pay to each Bank which paid its ratable share thereof, in dollars and in same day funds, an amount equal to such Bank's ratable share. If and to the extent the Agent shall not make such amount available to the Bank on a timely basis, the Agent agrees to pay to such Bank forthwith on demand, such amount together with interest thereon (for each day from such date until the date such amount is paid to such Bank, at the Federal Funds Rate).

            (5) The obligations of the Banks to make payments to the Agent with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (a) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                  (b) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

                  (c) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (d) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

                  (e)   the occurrence of any Default or Event of Default.

            Section III.16.   Agreement to Repay Letter of Credit Drawings.
                              --------------------------------------------

            (1) The Agent shall notify the Borrower of any payment made by the Agent under any Letter of Credit issued by it. The Borrower hereby agrees to reimburse the Agent, by making payment in immediately available funds to the Agent, for any payment made by the Agent under any Letter of Credit issued by it (each such amount so paid until reimbursed, an "Unpaid
                                                                    ------
Drawing") immediately after, and in any event on the date of, such payment,
-------
with interest on the amount so paid by the Agent, to the extent not reimbursed prior to 12:00 Noon (St. Louis time) on the date of such payment, from and including the date paid to but excluding the date reimbursement is made as provided above, at a rate per annum which shall be the Corporate
Base Rate in effect from time to time (4.0% in excess of the Corporate Base Rate in effect from time to time if not reimbursed by 12:00 Noon (St. Louis time) on the fifth (5th) Business Day following any such payment), such interest to be payable on demand. The failure by the Borrower to pay an Unpaid Drawing on or prior to the fifth (5th) Business Day following the date on which notice of such Drawing was provided to the Borrower by the Agent shall constitute an Event of Default.

            (2) Borrower hereby indemnifies and holds the Agent and the Banks harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever, which the Agent or any Bank may incur (or which may be claimed against the Agent or any Bank by any Person or entity whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit exclusive of the gross misconduct or wilful failure of the Agent or any Bank (except when prohibited by law) to pay under any Letter of Credit after presentation by the beneficiary thereof of a request complying with the terms and conditions of the relevant Letter of Credit. Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit and neither the Agent nor any Bank (nor any officer or director of the Agent or any Bank) shall be liable or responsible for (a) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith, (b) the validity, sufficiency or genuineness of documents or of any endorsement thereon presented in connection with any Letter of Credit, even if such documents or endorsements should in fact prove to be in any or all respects invalid, fraudulent or forged, or (c) payment in good faith by the Agent against presentation of documents which do not comply with the terms of the relevant Letter of Credit, including any failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit. In furtherance and not in limitation of the foregoing, the Agent in making payment under a Letter of Credit may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. The Borrower's obligations under this
Section 3.16 to reimburse the Agent with respect to drawings under the Letters of Credit (including, in each case, interest thereon) shall be absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following:

                  (a) any lack of validity or enforceability of a Letter of Credit; or

                  (b) any amendment or waiver or any consent to departure from the terms of a Letter of Credit or any other agreement or instrument relating thereto; or

                  (c) the existence of any claim, setoff, defense or right which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent or any Bank or any other person or entity, whether in connection with this Agreement or any unrelated transaction; or

                  (d) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

                  (e) payment by the Agent under a Letter of Credit against presentation of a request which on its face appears to be in accordance with the terms of the same.

            Section III.17.   Notice of Letter of Credit Outstandings.
                              ---------------------------------------
Within twenty (20) days of (i) each issuance of a Letter of Credit hereunder, or (ii) each drawing under, termination of, or other change in the amount of, a Letter of Credit outstanding hereunder, the Agent shall notify the Borrower and the Banks, in accordance with Section 11.03 hereof, of the Letter of Credit Outstandings in respect of Letters of Credit issued by it by delivering to the Borrower and the Banks a Letter of Credit usage status report setting forth a list of each Letter of Credit, and the balance of Letter of Credit Outstandings.

            Section III.18.   Deemed Disbursements; Cash Collateralization.
                              --------------------------------------------

            (1) Upon the occurrence and during the continuation of an Event of Default, then:

                  (a) automatically in the case of an Event of Default described in Section 9.01(5), and at the election of the Majority in the case of any other Event of Default described in Section 9.01, an amount equal to that portion of the Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all outstanding Letters of Credit shall, without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by the Agent (notwithstanding that such amount may not in fact have been so paid or disbursed); and

                  (b) upon notification by the Agent to the Borrower of its obligations under this Section 3.18, the Borrower shall be immediately obligated to reimburse the Agent for the amount deemed to have been so paid or disbursed by the Agent.

Any amounts so payable by the Borrower pursuant to this Section 3.18(1) shall be deposited in cash with the Agent and held as collateral security for the obligations of Borrower in connection with any Letter of Credit. At such time when the Event of Default shall have been cured or waived, the Agent shall return to the Borrower all amounts then on deposit with the Agent pursuant to this Section 3.18(1) net of any amounts applied to the payment of any Drawings.

            (2) If on the Revolving Credit Termination Date any Letter of Credit shall be outstanding, then the Borrower shall, at the Borrower's election, either (i) immediately deposit cash with the Agent in an amount equal to the L/C Coverage Requirement, which cash shall be held by the Agent as collateral security for the obligations of Borrower in connection with any Letter of Credit, or (ii) cause a letter of credit to be issued in favor of the Agent as beneficiary in an amount equal to the L/C Coverage Requirement for each such Letter of Credit, in such form and substance and issued by such bank as may be acceptable to the Agent in its sole discretion.

            Section III.19.   Failure of Any Bank to Make Revolving Loans or
                              ---------------------------------------------
Participate in Letters of Credit.  Should any Bank default in (i) making a
--------------------------------
Revolving Loan, or (ii) participating in a Letter of Credit required to be made or participated in by the terms of this Agreement, the other Banks shall not be released from their several obligations to make Revolving Loans and/or participate in Letters of Credit as agreed hereunder, and, in the event such defaulting Bank is the Agent, the other Banks shall forthwith appoint one of themselves to act as Agent. However, such default shall not obligate any of the Banks to increase their Revolving Loan Commitment hereunder. As liquidated damages for such default, Borrower shall be released from all liability to pay such defaulting Bank any accrued or future fees under Sections 3.05, 3.11 and 3.20 and this Agreement as to such defaulting Bank shall thereupon be terminated until such default is cured, except only to the extent and for the protection of Revolving Loans and participation in Letters of Credit theretofore made or incurred by such defaulting Bank which remain outstanding.

            Section III.20.   Letter of Credit Fees.
                              ---------------------

            (1) The Borrower agrees to pay to the Agent in respect of each Letter of Credit issued for the account of the Borrower (including, without limitation, the Letters of Credit described on Schedule 3.13 hereof), a fee
                                               -------------
(the "Letter of Credit Fee"), for the period from and including the date of
      --------------------
issuance of such Letter of Credit to and including the date of termination thereof: (a) in respect of each Letter of Credit issued hereunder, computed at a rate of 1.25% per annum on the Stated Amount of such Letter of Credit; and (b) in respect of the Letters of Credit described on Schedule 3.13 hereof and any extension, renewal or reissuance thereof, computed at a rate of 1.50% per annum on the Stated Amount of such Letters of Credit. Letter of Credit Fees shall be due and payable quarterly in advance on the date of issuance of such Letter of Credit and on the last day of each September, December, March and June thereafter until the date of termination thereof (each, other than the date of issuance, a "Letter of Credit Fee Payment
                                           ----------------------------
Date"), on the basis of the then Stated Amount of such Letter of Credit and
----
on the date of termination thereof. The Letter of Credit Fee payable on the date of issuance of a Letter of Credit shall be in an amount equal to the Letter of Credit Fee applicable to such Letter of Credit on the basis of the then Stated Amount for the period from the date of issuance of such Letter of Credit to the next occurring Letter of Credit Fee Payment Date. In the event subsequent occurrences reduce the amount or duration of the Banks' liability under a Letter of Credit below the amount or duration used in making the above calculations, the Agent and each Bank will credit to Borrower, on the next to occur of a Letter of Credit Fee Payment Date or the Revolving Credit Termination Date, the appropriate portion of the Letter of Credit Fee received by such party if the amount refundable by such Bank or the Agent exceeds $100. With respect to Letter of Credit Fees paid to the Agent, a portion of such fees in an amount equal to 1.0% per annum (1.25% per annum in respect of Letters of Credit described on Schedule 3.13 hereof and any extension, renewal or reissuance thereof) on the Stated Amount of such Letter of Credit, and any interest paid by the Borrower to the Agent pursuant to Section 3.16(1) hereof, shall be deemed to be paid by the Borrower to the Agent for the account of the Banks, to be distributed by the Agent to the Banks pro rata on the basis of each Bank's Revolving Loan Commitment as set forth in Exhibit D. The remaining balance of such Letter
                           ---------
of Credit Fees shall be retained by the Agent. The Letter of Credit Fees shall be computed on the basis of a year deemed to consist of 360 days and paid for the actual number of days elapsed.

            (2) The Borrower hereby agrees to pay on demand to the Agent an issuance fee with respect to each Letter of Credit in the amount of Seventy-Five Dollars ($75). The Borrower further agrees to pay on demand to the Agent a negotiation fee with respect to each drawing or request for a drawing under a Letter of Credit in the amount of One Hundred Dollars ($100). Any payments made to the Agent pursuant to this Section 3.20(2) shall be retained by the Agent.

All fees payable by the Borrower under this Section 3.20 shall be paid by the Borrower to the Agent within twenty (20) days from the date of the Agent's invoice therefor.

            Section III.21.   Banks Not Required to Extend Credit.  No Bank
                              -----------------------------------
shall be required to make any Revolving Loan or issue or participate in any Letter of Credit if, after giving effect thereto, the then aggregate outstanding principal amount of all Revolving Loans plus the then aggregate amount of all Letter of Credit Outstandings relative to all Banks would exceed $40,000,000, as such amount may be reduced from time to time pursuant to Section 3.03, or such Bank would exceed its Revolving Loan Commitment (after giving effect to all Revolving Loans, whether or not funded by any particular Bank, as if each Bank had funded its respective Revolving Loans in accordance with the terms of this Agreement).


                                ARTICLE IV.
                            CONDITIONS PRECEDENT
                            --------------------

            Section IV.01.    Conditions Precedent to the Term Loans and
                              ------------------------------------------
Initial Revolving Loans.  The obligation of each Bank to make its Term Loan
-----------------------
and initial Revolving Loan to the Borrower and the obligation of the Agent to issue the initial Letters of Credit are subject to the conditions precedent that the Agent, on behalf of the Banks, shall have received, on or before the date hereof, each of the following:

            (1)   Notes.  The Term Notes and Revolving Notes duly executed
                  -----
by the Borrower;

            (2)   Pledge Agreement.  The Pledge Agreement, duly executed by
                  ----------------
the Borrower, together with (a) acknowledgment copies of the financing statements (Form UCC-1) duly filed under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of the Agent, desirable to perfect the security interest created by the Pledge Agreement, and (b) stock powers or powers of attorney which are necessary or appropriate for the security interest of the Agent in the Collateral;

            (3)   Subsidiary Pledge Agreements.  Each of the Subsidiary
                  ----------------------------
Pledge Agreements, duly executed by CCB Bancorp, Inc. and River Valley Holdings, Inc., together with (a) acknowledgment copies of the financing statements (Form UCC-1) duly filed under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of the Agent, desirable to perfect the security interest created by each of the Subsidiary Pledge Agreements, and (b) stock powers or powers of attorney which are necessary or appropriate for the security interest of the Agent in the Collateral;

            (4)   Evidence of all Corporate Action by the Borrower and
                  ----------------------------------------------------
Subsidiaries.  Certified (as of the date of this Agreement) copies of all
------------
corporate action taken by the Borrower and the Subsidiaries which are parties to the Subsidiary Pledge Agreements, including resolutions of the Board of Directors of Borrower and the Subsidiaries which are parties to the Subsidiary Pledge Agreements, authorizing the execution, delivery, and performance of all Loan Documents to which Borrower and/or such Subsidiaries is a party and each other document to be delivered by Borrower and/or such Subsidiaries pursuant to this Agreement;

            (5)   Incumbency Certificates of the Borrower.  A certificate
                  ---------------------------------------
dated as of the date of this Agreement of the Secretary of Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents and each other document to be delivered by the Borrower under this Agreement;

            (6)   Opinion of Counsel for the Borrower.  A favorable opinion
                  -----------------------------------
of counsel for the Borrower, in substantially the form of Exhibit K, and as
                                                          ---------
to such other matters as the Agent may reasonably request;

            (7)   Form U-1.  Federal Reserve Form U-1 Purpose Statement,
                  --------
executed by Borrower;

            (8)   Share Certificates.  Delivery to Agent of the original
                  ------------------
stock certificates for all of the issued and outstanding shares of stock of each Pledged Subsidiary (exclusive of directors' qualifying shares), together with stock powers;

            (9)   Corporate Existence.  Certificates and certified copies of
                  -------------------
charters and articles of incorporation demonstrating the due organization and current good standing of Borrower and each Pledged Subsidiary and certified copies of the Bylaws of Borrower and each Pledged Subsidiary;

            (10)  Watch List.  The current Watch List;
                  ----------

            (11)  Additional Documentation.  Such other approvals, opinions
                  ------------------------
or documents as the Agent may reasonably request; and

            (12)  Termination of Existing Secured Credit Agreement.  The
                  ------------------------------------------------
existing Secured Credit Agreement dated as of July 14, 1995 among the Borrower, the Agent and the banks named as parties thereto shall, concurrent with the funding of the Term Loans, be refinanced in its entirety and all funding costs (including any additional losses, costs or expenses incurred by such banks as a result of such refinancing occurring on other than the last day of an interest period) payable by Borrower under such Agreement shall have been paid in full.

            Section IV.02.    Conditions Precedent to All Revolving Loans.
                              -------------------------------------------
The obligation of each Bank to make each Revolving Loan (including the initial Revolving Loans) shall be subject to the further conditions precedent that on the date of each such Revolving Loan:

            (1) The Agent shall have received the Notice of Borrowing which shall specify whether the requested Revolving Loan shall accrue at the Eurodollar Rate or Corporate Base Rate;

            (2) No Default or Event of Default has occurred and is continuing, or would result from such Revolving Loan.

            (3) The following statements shall be true and the Agent on behalf of the Banks shall have received a Certificate in substantially the form of Exhibit H attached, signed by at least two of the chief executive
        ---------
officer, the chief financial officer, the president, the chief accounting officer and the chief credit officer of Borrower and dated the date of the Notice of Borrowing requesting such Revolving Loan, containing the confirmations of compliance with certain of the financial covenants as herein provided, and stating that:

                  (a)   The representations and warranties contained in
Article V of this Agreement are correct on and as of such date;

                  (b) No Default or Event of Default has occurred and is continuing, or would result from such Revolving Loan;

                  (c) Attached is an accurate listing of all of the Affiliates of Borrower; and

                  (d) The use of the proceeds of the requested Revolving Loan will be as indicated in the Notice of Borrowing.

            (4) The Agent shall have received such other approvals, information or documents as the Agent may reasonably request, in form and substance satisfactory to the Agent.

                               ARTICLE V.
                     REPRESENTATIONS AND WARRANTIES
                     ------------------------------

            The Borrower represents and warrants to the Banks that:

            Section V.01.     Incorporation, Good Standing, and Due
                              -------------------------------------
Qualification.  Borrower is a corporation duly incorporated, validly
-------------
existing and in good standing under the laws of the State of Missouri and is in good standing in all states and jurisdictions wherein it owns property or does business requiring such qualification as a foreign corporation. Borrower is a "bank holding company" as that term is defined in the federal Bank Holding Company Act of 1956, as amended, 12 U.S.C. ' 1841 et seq., and
                                                               -------
as such, Borrower has received all necessary approvals from and has filed all necessary reports with the Board of Governors of the Federal Reserve System. The list of Affiliates of Borrower as shown on Exhibit M attached
                                                        ---------
is as of the date hereof true and accurate. Each Subsidiary of the Borrower is a bank, savings bank, bank holding company or Missouri corporation duly organized and in good standing under the laws of its respective jurisdiction of organization.

            Section V.02.     Corporate Power and Authority.  The execution,
                              -----------------------------
delivery and performance by the Borrower of the Loan Documents as provided for herein are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect to, or filing with any governmental body, agency or official. The execution, delivery and performance by Borrower of the Loan Documents do not conflict with, or result in a material breach of the terms, conditions or provisions of or constitute a default under or result in any violation of, and Borrower is not now in default under or in violation of the terms of its Articles of Incorporation or Bylaws or any rule, regulation, order, writ, judgment or decree of any court or government agency or instrumentality, or any agreement or instrument to which Borrower or any of its Subsidiaries is a party or by which it or they are bound or to which it or they are subject. To the extent that First Commercial Bancorp, Inc. or First Commercial Bank is not in compliance with certain financial covenants under a memorandum of understanding, order or other matter applicable to either or both of such Subsidiaries, such default has been disclosed to the Agent and the applicable regulatory agency and does not materially adversely affect the business or operations of either or both of such Subsidiaries on an individual basis or of the Borrower and the Subsidiaries on a consolidated basis.

            Section V.03.     Legally Enforceable Agreement.  This Agreement
                              -----------------------------
has been duly executed and delivered and constitutes a legal, valid and binding agreement of the Borrower enforceable in accordance with its terms, and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute a legal, valid and binding obligation of the Borrower, enforceable in accordance with their terms. The Subsidiary Pledge Agreements and the other Loan Documents to which the any Subsidiary is a party, when executed and delivered in accordance with this Agreement, will constitute legal, valid and binding obligations of the Subsidiary, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

            Section V.04.     Financial Statements; Financial Condition.
                              -----------------------------------------
The financial information furnished by Borrower representing the financial condition of Borrower or any Subsidiary, such information being identified in Exhibit N attached, is true and correct as of the
   ---------
date furnished and there has been no material adverse change in the financial condition, operations or business of any of them since the date of such financial information.

            Section V.05.     Other Agreements.  Except for those matters
                              ----------------
disclosed on Schedule 5.05 attached, Borrower is not a party to any
             -------------
indenture, loan, or credit agreement, or to any lease or other agreement or instrument or subject to any charter or corporate restriction which could have a material adverse effect on its business, properties, assets, operations, or condition, financial or otherwise, or on its ability to carry out its obligations under the Loan Documents. Borrower and all Subsidiaries are not in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to their respective business to which each is a party.

            Section V.06.     Litigation.  Except for those matters
                              ----------
disclosed on Schedule 5.06 attached, there is no pending or, to the best of
             -------------
Borrower's knowledge, threatened action or proceeding against or affecting Borrower or any Subsidiary before any court, governmental agency, or arbitrator, which may, in any one case or in the aggregate, materially affect the financial condition, operations, properties, or business of Borrower or any Subsidiary, or the ability of Borrower to perform its obligations under this Agreement or the Loan Documents.

            Section V.07.     Ownership of Subsidiaries.  The ownership of
                              -------------------------
each Subsidiary is as shown on Exhibit O attached.  Upon the extension of
                               ---------
the Term Loan and the initial Revolving Loans, all shares of common stock of each Subsidiary owned by Borrower will be free and clear of all liens, claims and encumbrances, except as to Pledged Subsidiaries the security interests under the Pledge Agreement and the Subsidiary Pledge Agreements as provided for herein, and except for the pledge of the First Commercial Bank common stock to Borrower to secure convertible debentures issued by First Commercial Bancorp, Inc. in an amount not exceed $6,500,000.

            Section V.08.     ERISA.  Borrower and each Subsidiary are in
                              -----
compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; except as provided on Schedule 5.08
                                                           -------------
attached, no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds under
Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither Borrower nor any Subsidiary has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; Borrower and each Subsidiary have met minimum funding requirements under ERISA with respect to their respective Plans and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating potential liability to the PBGC or the Plan under Title IV of ERISA; Borrower and all Subsidiaries have incurred no liability to the PBGC under ERISA.

            Section V.09.     Taxes.  Borrower and each Subsidiary have
                              -----
filed (or received extensions of the time to file) and will in the ordinary course of business file all tax returns (federal, state, and local) required to be filed and have paid and will pay all taxes, assessments, and governmental charges and levies shown thereon to be due, including interest and penalties, provided, however, that nothing herein will prevent the
               --------  -------
contest in good faith of any assessment or imposition of any tax as long as an adverse determination will have no material adverse impact upon Borrower or the Pledged Subsidiaries.

                                ARTICLE VI.
                          AFFIRMATIVE COVENANTS
                          ---------------------

            So long as any portion of the indebtedness evidenced by the Notes shall remain unpaid, or the Banks shall have any Commitment under this Agreement, or any Letter of Credit shall remain outstanding, or any Unpaid Drawings shall remain unreimbursed by the Borrower, Borrower and each Pledged Subsidiary will:

            Section VI.01.    Maintenance of Existence.  Preserve and
                              ------------------------
maintain its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required.

            Section VI.02.    Maintenance of Records.  Keep adequate records
                              ----------------------
and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions.

            Section VI.03.    Maintenance of Subsidiaries.  Maintain and
                              ---------------------------
keep each Subsidiary in good standing with the jurisdiction of its organization, except to the extent a Subsidiary dissolves or ceases to exist pursuant to a transaction permitted by the terms of Section 7.02.

            Section VI.04.    Compliance With Laws.  Comply in all respects,
                              --------------------
and cause compliance on behalf of each Subsidiary, with all applicable laws, rules, regulations, and orders, except, with respect to First Commercial Bancorp, Inc. and First Commercial Bank, any noncompliance with financial covenants under a memorandum of understanding, order or other matter applicable to either or both of such Subsidiaries (which noncompliance shall be disclosed by the Borrower to the Agent in writing) which shall not cause any material adverse action by the applicable regulatory authority and could not have a material adverse effect upon the business or operations of either or both of such Subsidiaries on an individual basis or of the Borrower and the Subsidiaries on a consolidated basis. Compliance shall include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property.

            Section VI.05.    Right of Inspection.  At any time during
                              -------------------
normal business hours and from time to time, upon at least one (1) Business Day's advance notice, permit the Agent and any Bank or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of and visit the properties of, Borrower and each Subsidiary, and to discuss the affairs, finances, and accounts of Borrower and each Subsidiary, with any of its or their officers and directors and with the Borrower's independent accountants, provided,
                                                           --------
however, that with respect to the loans of Borrower or a Pledged Subsidiary,
-------
the Agent and any Bank may review and make copies of summaries of the Watch List prepared on a quarterly basis and loan audit reports; review of specific loan accounts and loan review reports may be requested by the Agent or any Bank, whereupon Borrower and Agent or the Bank shall within ten (10) days agree as to the number of such accounts and reports that are reasonable and appropriate to review, and provided further, that upon and during the
                               ----------------
existence of an Event of Default hereunder, there shall be no restrictions or conditions on the scope of the review, inspection and reproduction rights of Agent and the Banks concerning the loans of Borrower or a Pledged Subsidiary.

            Section VI.06.    Reporting Requirements.  Furnish to the Agent:
                              ----------------------

            (1)   Quarterly Financial Statements.  As soon as practicable,
                  ------------------------------
or in any event within forty-five (45) days after the end of each fiscal quarter of Borrower (a) parent only and consolidated balance sheets of Borrower and its Subsidiaries as of the end of such fiscal quarter and (b) parent only and consolidated statements of income and earnings retained in the business of Borrower and its Subsidiaries for such fiscal quarter, all of which shall be prepared in accordance with GAAP and certified by the chief financial officer or chief accounting officer of Borrower.

            (2)   Annual Financial Statements.  As soon as practicable, or
                  ---------------------------
in any event within ninety (90) days after the close of each fiscal year of Borrower (a) parent only and consolidated balance sheets of Borrower and its subsidiaries at year end and (b) parent only and consolidated statements of income and earnings retained in the business of Borrower and its Subsidiaries including consolidated and parent only statements of cash flow for such fiscal year, all of which shall include comparative statements for the preceding year and shall be prepared in accordance with GAAP as interpreted by Borrower's independent certified public accountants and consistently applied, and shall be certified by, and accompanied by an unqualified audit opinion of a firm of certified public accountants acceptable to Agent; provided, however, that the opinion may be limited to
                     --------  -------
the consolidated statements of Borrower.

            (3)   Reports.  Within forty-five (45) days after such report is
                  -------
filed and to the extent not prohibited by law, copies of all reports filed by Borrower (on a consolidated and parent only basis), First Commercial Bancorp, Inc. and/or First Banks America, Inc. (on a consolidated and parent only basis) with the Board of Governors of the Federal Reserve System or any Federal Reserve Bank, the Federal Deposit Insurance Corporation ("FDIC"), Securities and Exchange Commission ("SEC"), or other bank or thrift regulatory agency; within forty-five (45) days after the end of each fiscal quarter of Borrower, a list of all such reports. Irrespective of the foregoing procedures for the request for copies of reports, Borrower shall submit to the Agent, within forty-five (45) days from the date of submission to the SEC, copies of the following SEC reports with respect to the Borrower, First Commercial Bancorp, Inc. and/or First Banks America, Inc.:
10-K, 10-Q, and 8-K. Borrower shall also submit (or cause to be submitted) to the Agent, within fifteen (15) days from the date of such agreement, copies of any and all agreements entered into by Borrower or any of Borrower's Subsidiaries with the Board of Governors of the Federal Reserve System, any Federal Reserve Bank, the FDIC, the SEC, or other bank or thrift regulatory agency.

            (4)   Subsidiary Reports.  Copies of all Quarterly Reports of
                  ------------------
Condition and Income ("Call Report"), certified as required by law, filed by
                       -----------
each Subsidiary with the FDIC or any other governmental or regulatory agency, within forty-five (45) days from the date any such Call Report is submitted to such agency, and, to the extent permitted by law, copies of all examination reports and supervisory comment letters pertaining to each Subsidiary.

            (5)   Examination; Litigation.  Promptly after the commencement
                  -----------------------
thereof, notice of all suits and proceedings before any court or governmental department, commission, board, or agency affecting Borrower or any Subsidiary which, if determined adversely, could have a material adverse effect on the financial condition, properties or operations of Borrower or any Subsidiary; promptly after the receipt thereof, notice of any report or comment letter from any regulatory authority of Borrower or any Subsidiary, or from the independent auditors of Borrower, which requires any action of a material adverse nature by Borrower or any Subsidiary.

            (6)   Compliance Certificate.  Within forty-five (45) days after
                  ----------------------
the end of each fiscal quarter of Borrower, a Compliance Certificate signed by at least two of the chief executive officer, the chief financial officer, the president, the chief accounting officer and the chief credit officer of the Borrower, substantially in the form of Exhibit H attached hereto.
        ---------

            (7)   Watch List; Reports.  Within forty-five (45) days after
                  -------------------
the end of each fiscal quarter of Borrower, a Watch List, together with a list of examinations or examination reports issued or conducted by regulatory authorities of Borrower or a Pledged Subsidiary during said fiscal quarter.

            (8)   Other Information.  Such other information and reports
                  -----------------
regarding the financial condition, operations or regulatory affairs of Borrower or any Subsidiary as Agent or a Bank may from time to time reasonably request.

            Section VI.07.    Operations.  Operate and maintain its business
                              ----------
and property, and those of its Subsidiaries, in the ordinary course in a prudent manner consistent with sound banking practices and in such a manner that the performance by Borrower of its obligations hereunder are not jeopardized or impaired.

            Section VI.08.    Additional Collateral.  Pursuant to the Pledge
                              ---------------------
Agreement and/or the Subsidiary Pledge Agreements, pledge and deliver to Agent shares of stock of (i) a bank, thrift institution, bank holding company or savings holding company hereafter acquired by Borrower or any Pledged Subsidiary (other than as may be acquired by First Banks America, Inc. or First Commercial Bancorp, Inc.) with all or a portion of such shares having been acquired with the proceeds of a Loan (or the consideration for which is supplemented or supported, directly or indirectly, by a Letter of Credit), or (ii) a bank, thrift institution, bank holding company or savings holding company which becomes a Subsidiary (other than as may be acquired by First Banks America, Inc. or First Commercial Bancorp, Inc.).


                               ARTICLE VII.
                            NEGATIVE COVENANTS
                            ------------------

            So long as any portion of the indebtedness evidenced by the Notes shall remain unpaid, any Bank shall have any Commitment under this Agreement, or any Letter of Credit shall remain outstanding, or any Unpaid Drawing shall remain unreimbursed by the Borrower, Borrower will not, without the prior written consent of the Agent, which consent shall not be unreasonably withheld:

            Section VII.01.   Liens.  Create, incur, assume, or suffer to
                              -----
exist, any Lien, or permit any Subsidiary (other than First Banks America, Inc. and First Commercial Bancorp, Inc.) to create, incur, assume, or suffer to exist, any lien, upon or with respect to any of the Collateral or any capital stock held by any Subsidiary, except in favor of the Agent.

            Section VII.02.   Mergers, Etc.  Merge or consolidate with any
                              ------------
Person having Total Assets in excess of $250,000,000 or which is subject to a regulatory action or proceeding or any cease and desist order which relates in any material adverse way to the management, financial condition, or operations of such Person, or permit the merger or consolidation of any Subsidiary with any Person having Total Assets in excess of $250,000,000 or which is subject to a regulatory action or proceeding or any cease and desist order which relates in any material adverse way to the management, financial condition, or operations of such Person, or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) any Subsidiary or all or substantially all of its other assets, or permit the sale, assignment, lease, or other disposition of any Subsidiary, or the sale of all or substantially all of the assets of any Subsidiary (whether now owned or hereafter acquired), to any Person; provided, however, that the
                                             --------  -------
pledge of the First Commercial Bank common stock to Borrower to secure convertible debentures issued by First Commercial Bancorp, Inc. in an amount not to exceed $6,500,000 is permitted, and provided further, that nothing in
                                           ----------------
this Section 7.02 shall prevent mergers or sale of assets as between two entities that are Pledged Subsidiaries (other than River Valley Holdings, Inc.). Notwithstanding the foregoing, River Valley Holdings, Inc. will not, without the prior written consent of the Agent, merge with or into any Person other than the Borrower or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets to any Person other than the Borrower.

            Section VII.03.   Indebtedness.  Incur, create, assume or allow
                              ------------
to exist, nor permit any Subsidiary to incur, create, assume or allow to exist, any indebtedness, whether contingent or absolute, except indebtedness: (i) evidenced by the Notes or the reimbursement obligations with respect to the Letters of Credit; (ii) evidenced by certain unsecured notes issued by Borrower relating to the acquisition of Southside Bancshares, Inc. common stock and in an aggregate principal amount not to exceed $272,000; (iii) evidenced by certain notes to the former shareholders of St. Charles Federal Bancshares, Inc. in an aggregate principal amount not to exceed $1,136,777.28; (iv) evidenced by certain debentures payable to Borrower issued by First Commercial Bancorp, Inc. in an amount not to exceed $6,500,000; (v) relating to certain reimbursement obligations of CCB Bancorp, Inc. with respect to certain loans to CCB Bancorp, Inc. in an amount not to exceed $13,500,000; (vi) relating to certain reimbursement obligations of First Banks America, Inc. with respect to certain loans to First Banks America, Inc. in an amount not to exceed $13,000,000; (vii) arising out of accrued expenses or payables in the ordinary course of business; (viii) of accrued taxes not yet payable; (ix) for any other purpose (other than by or on behalf of River Valley Holdings, Inc.) not to exceed in the aggregate the amount of $2,500,000;

            Section VII.04.   Dividends.  Pay or declare any dividends on
                              ---------
the common stock of Borrower; pay or declare any dividends upon the preferred stock of Borrower designated as Class A or Class B preferred stock in the financial statements of Borrower if a Default or an Event of Default exists or if, after giving effect thereto, a Default or Event of Default would exist.

            Section VII.05.   Stock Issue; Additional Issue of Stock of
                              ----------------------------------------
Subsidiary.  Create any new class or amend the terms of any existing class
----------
of stock of Borrower, or issue any shares of stock of any class of Borrower, the terms of which have not been approved by Agent for the account of the Banks; issue or permit any Subsidiary to issue any additional shares of stock of any class or any capital notes or other long-term debt instruments, or create any new class of stock or amend the terms of any existing class of stock.

            Section VII.06.   Stock Redemption.  Redeem, purchase or retire
                              ----------------
any shares of any existing class of stock of Borrower or any capital notes of Borrower or permit any Subsidiary to redeem, purchase or retire any shares of any existing class of stock of such Subsidiary or any capital notes of such Subsidiary; provided, however, that as long as no Event of
                          --------  -------
Default shall have occurred and be continuing, with respect to Subsidiaries which are not wholly owned by the Borrower, such Subsidiary(ies) may redeem, purchase or retire shares of any existing class of stock of such Subsidiary.

            Section VII.07.   Loans.  Loan money or extend credit to, or
                              -----
become a surety or guarantor for, or permit any Pledged Subsidiary to do likewise, the benefit of any Affiliate or any Subsidiary or any executive officer or shareholder of any Affiliate or any Subsidiary; provided,
                                                           --------
however, that Borrower and the Pledged Subsidiaries (other than River Valley
-------
Holdings, Inc.) may extend credit to executive officers or shareholders of any Affiliate or

Subsidiary (other than River Valley Holdings, Inc.) if the loan or extension of credit complies in all respects with applicable law and regulations, and provided further, that the following items of current indebtedness are
----------------
permitted: (i) loans to Subsidiaries (other than River Valley Holdings, Inc.) for the purpose of acquiring and holding OREO properties, (ii) loans for operating purposes to Hermanhoff Winery, Inc., in an aggregate amount not to exceed $500,000 at any one time, (iii) loans for operating purposes to Tidal Insurance, Ltd., in an aggregate amount not to exceed $250,000 at any one time, (iv) the purchase by Borrower of convertible debentures issued by First Commercial Bancorp, Inc. in an amount not to exceed $6,500,000, (v) loans to CCB Bancorp for the purpose of purchasing a $5,000,000 debenture issued by QCB Bancorp and for acquiring La Cumbre Savings Bank, fsb, in an amount not to exceed $13,500,000 at any one time, (vi) loans to First Banks America, Inc. for the purpose of acquiring Sunrise Bancorp in an amount not to exceed $13,000,000 at any one time, and (vii) loans to Firstserv, Inc. (an Affiliate formed for the purpose of providing data processing services and mortgage loan processing services to Pledged Subsidiaries) and to First Securities of America (an Affiliate formed for the purpose of engaging in permitted insurance activities) in an aggregate amount not to exceed $1,000,000 at any one time.

            Section VII.08.   Continuation of Business.  Substantially
                              ------------------------
change, nor permit any of its Subsidiaries to change substantially, the nature of the respective businesses in which they are now engaged, nor engage in, nor permit any Subsidiary to engage in, any line of business if, as a result thereof, the business of the Borrower and its Subsidiaries, taken as a whole, would not be predominately the banking or thrift business (and activities deemed closely related to banking and/or the thrift business by applicable regulatory authorities) as currently constituted as of the date hereof.


                                  ARTICLE VIII.
                               FINANCIAL COVENANTS
                               -------------------

            So long as any portion of the indebtedness evidenced by the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement, or any Letter of Credit shall remain outstanding, or any Unpaid Drawing shall remain unreimbursed by the Borrower, Borrower and the Pledged Subsidiaries (other than River Valley Holdings, Inc.) will comply with each of the following covenants:

            Section VIII.01.  Tier I Leverage Ratio.  Borrower and
                              ---------------------
Subsidiaries, on a consolidated basis, shall maintain a minimum Tier I Leverage Ratio at the end of each quarterly accounting period of not less than 5.0% or such greater amount as may be required to be considered "well capitalized" by applicable regulatory authorities from time to time.

            Section VIII.02.  Tier I Leverage Ratio of Subsidiaries.  Each
                              -------------------------------------
Subsidiary of Borrower which is a bank holding company (other than First Commercial Bancorp, Inc.), on a consolidated basis, shall maintain a minimum Tier I Leverage Ratio at the end of each quarterly accounting period of not less than 5.0% or such greater amount as may be required to be considered "well capitalized" by applicable regulatory authorities from time to time, and First Commercial Bancorp, Inc., on a consolidated basis, shall maintain a minimum Tier I Leverage Ratio at the end of each quarterly accounting period of not less than 1.5%. Each Subsidiary of Borrower engaged in banking shall maintain a minimum Tier I Leverage Ratio at the end of each quarterly accounting period of not less than 5.0% or such greater amount as may be required to be considered "well capitalized" by applicable regulatory authorities from time to time.

            Section VIII.03.  Tier I Risk Based Capital Ratio.  Each
                              -------------------------------
Subsidiary of Borrower which is bank holding company (other than First Commercial Bancorp, Inc.), on a consolidated basis, shall maintain a minimum Tier I Risk Based Capital Ratio at the end of each quarterly accounting period of not less than 6.0% or such greater amount as may be required to be considered "well capitalized" by applicable regulatory authorities from time to time, and First Commercial Bancorp, Inc., on a consolidated basis, shall maintain a minimum Tier I Risk Based Capital Ratio at the end of each quarterly accounting period of not less than 2.4%. Each Subsidiary of Borrower engaged in banking shall maintain a minimum Tier I Risk Based Capital Ratio at the end of each quarterly accounting period of not less than 6.0% or such greater amount as may be required to be considered "well capitalized" by applicable regulatory authorities from time to time.

            Section VIII.04.  Total Risk Based Capital Ratio.  Each
                              ------------------------------
Subsidiary of Borrower which is a bank holding company (other than First Commercial Bancorp, Inc.), on a consolidated basis, shall maintain a minimum Total Risk Based Capital Ratio at the end of each quarterly accounting period of not less than 10.0% or such greater amount as may be required to be considered "well capitalized" by applicable regulatory authorities from time to time, and First Commercial Bancorp, Inc., on a consolidated basis, shall maintain a minimum Total Risk Based Capital Ratio at the end of each quarterly accounting period of not less than 3.7%. Each Subsidiary of Borrower engaged in banking, other than BancTEXAS, N.A., shall maintain a minimum Total Risk Based Capital Ratio at the end of each quarterly accounting period of not less than 10.0% or such greater amount as may be required to be considered "well capitalized" by applicable regulatory authorities from time to time. BancTEXAS, N.A. shall maintain a minimum Total Risk Based Capital Ratio at the end of each quarterly accounting period of not less than 8.0% or such greater amount as may be required to be considered "adequately capitalized" by applicable regulatory authorities from time to time.

            Section VIII.05.  Loan Loss Reserve.  Borrower and Subsidiaries,
                              -----------------
on a consolidated basis, shall maintain a minimum Loan Loss Reserve, expressed as a percentage of Total Loans, for each quarterly accounting period of 1.25% or such greater amount as may be required by regulatory authorities or prudent banking standards from time to time.

            Section VIII.06.  Net Income to Average Total Assets.  The
                              ----------------------------------
Borrower and Subsidiaries, on a consolidated basis, shall maintain a ratio, expressed as a percentage, of Net Income less Gain on Sale of Securities and other extraordinary and/or non-recurring items (as determined in accordance with GAAP) to Average Total Assets of not less than 0.65% for the 1996 fiscal year of Borrower, and not less than 0.70% for each fiscal year of Borrower thereafter.

            Section VIII.07.  Non-Performing Assets.  Borrower and
                              ---------------------
Subsidiaries, on a consolidated basis, shall have Non-performing Assets, in the aggregate, of not more than 25% of Primary Capital.


                                 ARTICLE IX.
                             EVENTS OF DEFAULT
                             -----------------

            Section IX.01.    Events of Default.  If any of the following
                              -----------------
events ("Events of Default") shall occur:

            (1) Borrower shall fail to pay (a) the principal of, or interest on, a Note, or (b) any reimbursement obligation in respect of Letters of Credit, within five (5) calendar days of the applicable due date;

            (2) Borrower shall fail to pay any fees or any other amount payable hereunder when due and such failure shall remain unremedied for ten
(10) consecutive calendar days after notice of such failure shall have been given to the Borrower by the Agent;

            (3) Any representation or warranty made or deemed made by the Borrower or any Subsidiary in this Agreement, the Pledge Agreement, the Subsidiary Pledge Agreements, or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document, shall be reasonably determined by the Agent to have been incorrect in any material respect on or as of the date made or deemed made and such default remains unremedied for thirty (30) consecutive calendar days after notice thereof shall have been given to the Borrower by the Agent;

            (4) (a) Borrower shall fail to perform or observe any term, covenant, or agreement contained in any Loan Document (other than as contained in Article VIII hereof and other than as contained in a Note) on its part to be performed or observed, and such failure shall remain unremedied for thirty (30) consecutive calendar days after notice thereof shall have been given to the Borrower by the Agent, provided, however, that
                                                    --------  -------
in the event two or more such notices are required to be given in any consecutive six month period, Agent at its option need not give such notice, and there shall not be any period for the cure of such failure with respect to such second or succeeding failure, or (b) Borrower shall fail to perform or observe any term, covenant, or agreement contained in Article VIII hereof or in a Note;

            (5) Borrower or any Subsidiary (a) shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefits of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (c) shall commence any proceedings under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have any such petition or application filed or any such proceeding commenced against it, in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of thirty (30) calendar days or more; or (e) by any act or omission shall indicate its consent to, approval of, or acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (f) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty
(30) calendar days or more;

            (6) One or more judgments, decrees, or orders for the payment of money in excess of One Million Dollars ($1,000,000) in the aggregate shall be rendered against Borrower or any Subsidiary, and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive calendar days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

            (7) Any of the Pledge Agreement and/or the Subsidiary Pledge Agreements shall at any time after its execution and delivery and for any reason (other than by the action of the Agent) cease (a) to create a valid and perfected Lien in and to the property purported to be subject thereto, of the priority represented therein, or (b) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by Borrower or any Subsidiary, or Borrower or any Subsidiary, as applicable, shall deny or disclaim further liability or obligation thereunder, or Borrower or any Subsidiary shall fail to perform any of its obligations thereunder, and solely with respect to performance of obligations by the Borrower or any Subsidiary, as applicable, under the Pledge Agreement and/or the Subsidiary Pledge Agreements, such default remains unremedied for thirty (30) consecutive calendar days after notice thereof shall have been given to the Borrower by the Agent (the other events described in this Section 9.01(7) shall become Events of Default immediately upon occurrence without notice to the Borrower);

            (8) Any of the following events occur or exist with respect to Borrower or any Subsidiary: (a) any Prohibited Transaction involving any Plan; (b) any Reportable Event with Respect to any Plan; (c) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (d) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (e) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the opinion of the Agent subject the Borrower or any Subsidiary to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or may exceed Two Hundred Fifty Thousand Dollars ($250,000);

            (9) If James F. Dierberg and/or Mary W. Dierberg (together with any trust or partnership or other entity over which he or she has voting control) cease to own in the aggregate at least 51% of the voting shares of stock of First Banks, Inc.;

            (10)  Except for those matters disclosed on Schedule 9.01(10),
                                                        -----------------
if any regulatory action or proceeding shall be commenced, or any cease and desist order shall be entered into, between any state or federal regulatory authority and Borrower or any Subsidiary which relates in any material adverse way to the management or operations of Borrower or any Subsidiary;

            (11) A default or an event of default exists or is declared under the terms of any indebtedness or other material agreements of the Borrower or any Subsidiary which continues beyond any applicable notice and cure period;

            (12) The Borrower shall fail to have positive Net Income for any two consecutive fiscal quarters; or

            (13) The Majority (as hereinafter defined) shall have determined in good faith (which determination shall be conclusive) that (a) a material adverse change has occurred in the assets, business, operations, properties or condition, financial or otherwise, of the Borrower, or (b) the Banks' security interest in the Collateral or in any material portion thereof has been adversely affected or impaired, or the value of the Collateral to the Banks relative to the amount of outstanding obligations hereunder has been diminished to a material extent, or (c) the prospect of payment or performance of any obligation or agreement of the Borrower hereunder or under any of the Loan Documents is materially impaired, and the condition giving rise to such determination does not constitute an Event of Default under any of the other subsections of this Section 9.01;

then, in any such event Agent shall at the request of the Majority (as hereinafter defined) declare the Banks' obligations to make Revolving Loans or issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate and declare the outstanding Notes, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable in full, whereupon the Notes, all such interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, that in the case of any of the
                                  --------
Events of Default specified in subsection (5) above, without any notice to the Borrower or any other act by the Agent or the Banks, the Banks' obligations to make Revolving Loans and issue Letters of

Credit shall be automatically terminated and the Notes, all interest thereon, and all other amounts payable under this Agreement shall be forthwith due and payable in full, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower.


                                 ARTICLE X.
                    AUTHORITY AND RESPONSIBILITIES OF AGENT
                    ---------------------------------------

            Section X.01.     Grant of Authority.  Each of the Banks hereby
                              ------------------
irrevocably appoints and authorizes The Boatmen's National Bank of St. Louis, as the Agent under this Agreement and each other Loan Document, on its behalf, to take such action and exercise such powers under this Agreement and each other Loan Document as are specifically delegated to the Agent by the terms thereof, together with such other powers as are reasonably incidental thereto. The Agent shall have no duty to exercise any right or power or remedy hereunder or to take any affirmative action hereunder unless directed to do so by the Majority (as hereafter defined). For purposes of this Agreement, the term "Majority" shall mean the Banks
                                          --------
holding at least sixty-six percent (66%) in dollar amount of the Commitment.

            Section X.02.     Action upon Indemnification Instructions.  The
                              ----------------------------------------
Agent shall in all cases be fully justified and protected in acting or continuing, failing or refusing to take any action hereunder or under any other Loan Document upon the written instructions signed by the Majority, and such instructions and any action taken or any failure to act pursuant hereto shall be binding on all of the Banks, all holders of the Notes and their respective successors and assigns.

            Section X.03.     Reports; Responsibility of the Agent;
                              -------------------------------------
Disclaimer.  Promptly upon the receipt thereof from the Borrower, Agent
----------
shall photocopy and forward to each Bank each report, statement and other written information received by Agent pursuant to the terms of Section 6.06 of this Agreement. Neither the Agent nor any of its respective directors, officers, agents, employees, attorneys-in-fact or affiliates shall be liable for any action taken or omitted to be taken under or in connection with this Agreement or any other Loan Document, except for its or their willful misconduct or gross negligence. Without limiting the generality of the foregoing, the Agent:

            (1) shall not be responsible to any Bank for any statement, representation or warranty made by any Bank other than Agent or any officer thereof under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby;

            (2) shall not be responsible for the due execution, effectiveness, validity, enforceability or sufficiency of this Agreement, the Notes, the Pledge Agreement, the Subsidiary Pledge Agreements or any other document or instrument furnished pursuant hereto or in connection herewith;

            (3) shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document on the part of the Borrower or any Subsidiary or as to the business, operation, property, assets or condition (financial or otherwise) of the Borrower or its Subsidiaries;

            (4) shall be entitled to rely upon any writing, statement, notice or any telegraph, telex, teletype or telecopy message or any telephone conversation believed by it to be genuine and correct and, in the case of any writing, to have been signed or sent by the proper person;

            (5) may consult with counsel and independent accountants and other experts selected by the Agent and shall be fully protected in any action taken or omitted to be taken in accordance with the advice of such counsel, independent accountants or other experts;

            (6) may employ agents and attorneys-in-fact and shall not be liable for the default, negligence or misconduct of any such selected by the Agent with reasonable care;

            (7) may treat the payee of a Note as the holder thereof until it receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent. Any request, authority or consent of any person who at such time is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or Note issued in exchange therefor; and

            (8) shall have no liability or responsibility to Borrower for any failure on the part of any Bank to comply with an obligation on its part to be performed under this Agreement.

            Section X.04.     Correction of Errors.  If the Agent shall pay
                              --------------------
any amount to any Bank pursuant hereto in the belief or expectation that a related payment has been or will be received or collected from the Borrower in connection with any Loan and such related payment is not actually received or collected by the Agent then such Bank will promptly, on demand by the Agent, return such amount to the Agent, together with interest thereon at the federal funds rate for overnight deposits.

            Section X.05.     Expenses; Indemnification.  To the extent that
                              -------------------------
the Borrower fails to do so, each Bank, and each subsequent holder of a Note by its acceptance thereof, agrees to reimburse the Agent upon demand in proportion to the unpaid principal amount of its Notes, or if no Notes are at the time outstanding in proportion to the Commitments, and to indemnify and hold the Agent and its directors, officers, employees and agents in their respective capacities harmless in such proportion against any and all losses, liabilities, damages, demand, judgment, claim, counterclaim, set-off, cost, disbursement or expenses of any kind whatsoever (including reasonable attorney's fees and expenses) incurred by or asserted against the Agent or its directors, officers, employees and agents under or in connection with any of the foregoing arising out of or in connection with this Agreement, the Notes or any other Loan Documents, the transactions contemplated hereunder, the enforcement, collection or realization of any thereof or any action taken or omitted by the Agent, provided that no Bank shall be liable for any portion of the foregoing incurred by the Agent as a result of its willful misconduct or gross negligence. The agreements in this Section 10.05 shall survive the payment of the Loans, or any other amounts payable hereunder or under the Notes and the termination of the Commitments.

            Section X.06.     Rights as Bank. With respect to its Loans and
                              --------------
the Notes issued to it, the Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Agent, and the term "Bank" or "Banks" shall include the Agent in its
                     ----      -----
individual capacity. The Agent and any of its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with, the Borrower and any affiliates as if it were not the Agent and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

            Section X.07.     Representation of Each Bank.  Each Bank
                              ---------------------------
expressly acknowledges that the Agent has not made any representations or warranties to it and that no action taken or hereafter taken by the Agent shall be deemed to constitute a representation or warranty by the Agent to any other Bank. Each Bank represents and warrants to the Agent that it has made and will continue to make its own independent investigation of the condition (financial and otherwise) and affairs of the Borrower and the Subsidiaries in connection with this Agreement and the Notes without reliance on the Agent or on any information or documents prepared by the Agent. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates any other information or documentation pertaining to Borrower, the Subsidiaries, or their financial affairs. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent.

            Section X.08.     Rights to Resign; Appointment of a Successor
                              --------------------------------------------
Agent.  The Agent may resign as such at any time upon thirty (30) calendar
-----
days' notice to the Borrower and the Banks. In such event, the Majority shall appoint a successor Agent which shall be an incorporated bank or trust company, provided, however, that if there is no Default or Event of Default
         --------  -------
at the time of such appointment and provided further the successor Agent is to be a bank other than Harris Trust and Savings Bank, Norwest Bank Minnesota, National Association, American National Bank and Trust Company of Chicago, or The Frost National Bank, the Agent shall send to Borrower a list of at least three (3) banks which are satisfactory to the Majority to serve as the successor Agent, whereupon the Borrower shall have three (3) Business Days in which to select which bank on the list is to be the successor Agent. In the event of the failure of the Borrower to select a bank from the list, then the right of selection granted to the Borrower hereunder shall forever lapse. If no successor shall have been so appointed and accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority's removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor, which shall be a Bank, or, if no such Bank accepts such appointment, which shall be a bank or trust company with an office (or an affiliate with an office) in St. Louis, Missouri, having a combined capital and surplus of not less than One Hundred Million Dollars ($100,000,000). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

            Section X.09.     Notice of Default.  The Agent shall not be
                              -----------------
deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and, in the case of any Default or Event of Default other than those described in Section 9.01 of this Agreement, stating that such notice is a "notice of default". The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority, provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

            Section X.10.     Agent Compensation.  For its services as Agent
                              ------------------
hereunder, Borrower shall pay to Agent on the date of this Agreement and on each anniversary date thereof, certain compensation as heretofore agreed between Agent and Borrower.

                                  ARTICLE XI.
                                MISCELLANEOUS
                                -------------

            Section XI.01.    Capital Adequacy Reimbursement.  If after the
                              ------------------------------
date hereof, the Agent shall be advised that or shall determine that with respect to any of the Banks the adoption or the taking effect of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency or compliance by the Banks with any request or directive regarding capital adequacy (whether or nor having the force of law) of any such authority, central bank or comparable authority, has or would have the effect of reducing the rate of return on or increasing the cost of maintaining all of the Banks' capital as a direct consequence of their obligations hereunder (taking into consideration the Banks' policies with respect to capital adequacy) then from time to time, within fifteen (15) calendar days after demand by Agent, Borrower shall pay to Agent such additional amount or amounts as will compensate the Banks for such reduction or increase. A certificate of the Agent claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive and binding in the absence of manifest error.

            Section XI.02.    Amendments, Etc.  Except as expressly provided
                              ---------------
in Article VII hereof, no amendment, modification, termination, or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower from any Loan Document, shall in any event be effective unless the same shall be in writing and signed by the Agent and a Majority of the Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided,
                                                                --------
however, that no such amendment, modification, termination or waiver of any
-------
provision of any Loan Document shall: (a) postpone the stated maturity of principal of, or interest on, any of the Loans or the reimbursement obligations with respect to the Letters of Credit, or reduce the principal amount of, the rate of interest on, or the fees in connection with this Agreement; (b) increase the maximum amount of the Revolving Loan Commitment or the Revolving Loan Commitment of any Bank; (c) change the percentages required for action by the Banks under this Section 11.02 or by the Majority under this Agreement; or (d) release or subordinate any Liens in favor of the Agent on any of the Collateral, except as otherwise expressly provided herein. The consent of all of the Banks is required to effect any amendment, modification or waiver of the provisions of this Agreement and of each Loan Document which provisions are of a type described in clauses (a),
(b), (c) or (d) of this Section 11.02. The consent of the Borrower will not be required to effect any amendment, modification or waiver of the provisions of Article X of this Agreement.

            Section XI.03.    Notices, Etc.  All notices and other
                              ------------
communications provided for under this Agreement and under the other Loan Documents shall be in writing (including facsimile communication) and mailed, sent by facsimile machine or delivered, to the parties at the addresses set forth on Exhibit P attached or, as to each party, at such
                       ---------
other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section
11.03. All such notices and communications shall, when mailed, be effective when deposited in the mails respectively addressed as aforesaid, except that notices to the Agent and the Banks pursuant to the provisions of Article II and Article III shall not be effective until received by the Agent and such Banks.

            Section XI.04.    No Waiver; Remedies.  No failure on the part
                              -------------------
of the Agent or any Bank to exercise, and no delay in exercising, any right, power, or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan
Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

            Section XI.05.    Successors and Assigns.  This Agreement shall
                              ----------------------
be binding upon and inure to the benefit of the Borrower and the Banks and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights under any Loan Document to which Borrower is a party without the prior written consent of the Banks, and a Bank may not sell, assign or participate all or any portion of its Notes (other than a sale, assignment, or participation to an affiliate bank) without the prior written consents of Borrower and Agent.

            Section XI.06.    Costs and Expenses.
                              ------------------

            (1) The Borrower agrees to pay to Agent and the Banks on demand, all costs and expenses, if any, incurred by Agent and the Banks in connection with any modification of this Agreement and with the modification or enforcement of any of the Loan Documents, including, without limitation, the reasonable fees and expenses of counsel for the Agent (with respect to modifications and enforcement) and the Banks (with respect to enforcement only) with respect thereto and with respect to advising the Agent and the Banks as to its respective rights and responsibilities under any of the Loan Documents.

            (2) If any payment or prepayment of principal with respect to any Loans accruing at the Eurodollar Rate Loan is made by the Borrower other than on the last day of the Interest Period for such Loans, and such payment is permitted pursuant to Sections 2.06, 2.10 or 3.10, or is made as a result of an acceleration of the maturity of the Notes pursuant to Section 9.01 or for any other reason, the Borrower shall, upon demand by the Agent on behalf of the Banks, pay the Agent for the account of the Banks any amounts required to compensate the Banks for any additional losses, costs or expenses which they may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), costs or expenses incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Banks to fund or maintain such Loan.

            Section XI.07.    Right of Setoff.  Upon the occurrence and
                              ---------------
during the continuance of any Event of Default, each Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by a Bank to or for the credit or the account of Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Notes or any other Loan Document, irrespective of whether or not the Agent shall have made any demand under this Agreement or the Notes or such other Loan Document and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section
11.07 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Banks may have.

            Section XI.08.    Sharing of Setoffs.  Each Bank agrees that if
                              ------------------
it shall, by exercising any right of setoff receive payment of a proportion of the aggregate amount of principal and interest due with respect to any of the Notes held by it (or any other obligations of Borrower hereunder to such Bank) which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any of the Notes held by such other Bank (or any other obligations of Borrower hereunder to such Bank), the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks (or any other obligations of Borrower hereunder to the other Banks) and such other adjustments shall be made, as may be required so that all such payments of principal and interest on the Notes (or other obligations of Borrower hereunder to the Banks) shall be shared by the Banks pro rata, provided that if any such non-pro rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest).

            Section XI.09.    Governing Law; Jurisdiction and Venue.  This
                              -------------------------------------
Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Missouri. The Borrower hereby consents to the jurisdiction of the Circuit Court of the County of St. Louis, Missouri, and the United States District Court for the Eastern District of Missouri, as well as to the jurisdiction of all courts from which an appeal may be taken from any such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts and agrees that any proceeding initiated in another court which relates to such matters may be, at the option of the Agent, transferred to any of such courts.

            Section XI.10.    Severability of Provisions.  Any provision of
                              --------------------------
any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section XI.11.    Counterparts.  This Agreement may be executed
                              ------------
in any number of counterparts and by different parties to this Agreement in separate counterparts, each which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            Section XI.12.    Headings.  Article and Section headings in the
                              --------
Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

            Section XI.13.    Oral Agreements.  ORAL AGREEMENTS OR
                              ---------------
COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITORS) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.



      [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    FIRST BANKS, INC.

                                    By: /s/
                                       ---------------------------------------
                                    Name:-------------------------------------
                                    Title:------------------------------------


                                    THE BOATMEN'S NATIONAL BANK
                                    OF ST. LOUIS, as Agent and as a Bank

                                    By: /s/
                                       ---------------------------------------
                                    Name:-------------------------------------
                                    Title:------------------------------------


                                    HARRIS TRUST AND SAVINGS BANK

                                    By: /s/
                                       ---------------------------------------
                                    Name:-------------------------------------
                                    Title:------------------------------------


                                    AMERICAN NATIONAL BANK AND TRUST
                                    COMPANY OF CHICAGO

                                    By: /s/
                                       ---------------------------------------
                                    Name:-------------------------------------
                                    Title:------------------------------------


                                    THE FROST NATIONAL BANK

                                    By: /s/
                                       ---------------------------------------
                                    Name:-------------------------------------
                                    Title:------------------------------------


                                    NORWEST BANK MINNESOTA, NATIONAL
                                    ASSOCIATION

                                    By: /s/
                                       ---------------------------------------
                                    Name:-------------------------------------

                                         EXHIBIT A
                                         ---------

                                TERM LOAN COMMITMENT AMOUNTS
                                ----------------------------
                  Bank                                         Amount of Commitment
                  ----                                         --------------------
The Boatmen's National Bank of St. Louis                           $16,666,668



American National Bank and Trust Company of Chicago                $11,111,111



Harris Trust and Savings Bank                                       $8,333,333



Norwest Bank Minnesota, National Association                        $8,333,333



The Frost National Bank                                             $5,555,555


                                                                   $50,000,000

                               EXHIBIT B
                               --------

                               TERM NOTE
                               ---------

$------------                                      St. Louis, Missouri
                                                         July 18, 1996


            FOR VALUE RECEIVED, the undersigned, First Banks, Inc., a Missouri corporation, promises to pay to the order of ----------------- ("Payee") at the offices of the Agent at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63101, the principal sum of --------------- ($------) or such lesser amount as may be outstanding hereunder.

            The Borrower promises to pay principal and interest from the date hereof in the amounts, at the rates and at the time or times which shall be determined in accordance with the provisions of that certain Secured Credit Agreement of even date herewith, by and between the Borrower, the Payee and other banks (the "Credit Agreement").

            The entire unpaid principal balance hereunder and all accrued and unpaid interest hereon shall be due and payable on July 12, 2000. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days.

            If any payment due on this Note is payable on a day which is not a Business Day (as defined in the Credit Agreement) then such payment will be made on the next Business Day, the amount of such payment, in such case, to include all interest accrued to the date of actual payment.

            This Note is one of the "Term Notes" referred to in the certain Credit Agreement is secured as provided therein and is entitled to all of the benefits thereof. In accordance with the terms of the Credit Agreement, the Agent as defined thereunder may declare the unpaid balance of the principal and accrued interest to be immediately due and payable upon the occurrence of an Event of Default as defined in the Credit Agreement, whereupon the unpaid principal and accrued interest then owing hereon shall be and become immediately due and payable, and interest shall accrue at a rate per annum equal to four percent (4%) in excess of the then otherwise applicable rate of interest as determined in accordance with Sections 2.03 and 2.04 of the Credit Agreement.

            The privilege of prepayment of all or a portion of the indebtedness evidenced by this Note is as provided in the Credit Agreement.

            If this Note shall not be paid at maturity, whether upon the exercise of acceleration or otherwise, and shall be placed in the hands of an attorney for collection or in connection with insolvency or bankruptcy proceedings, the undersigned hereby promises to pay the reasonable fees and expenses of such attorney in addition to the full amount due hereon, whether or not litigation shall be commenced.

            Demand for payment, protest and notice of dishonor are hereby waived by all who are or shall become parties to this instrument.

                                          FIRST BANKS, INC.


                                          By:---------------------------------
                                          Name:-------------------------------
                                          Title:------------------------------

                                 EXHIBIT C
                                 ---------

                      NOTICE OF INTEREST RATE SELECTION


TO:        The Boatmen's National Bank of St. Louis

FROM:      First Banks, Inc.

DATE: -------------------, 199--


            This Notice of Interest Rate Selection is being submitted pursuant to the terms of the Secured Credit Agreement dated as of July 18, 1996 ("Credit Agreement"), as the same may be thereafter amended from time to time, among First Banks, Inc. and the banks named therein (for whom The Boatmen's National Bank of St. Louis is acting as Agent).

(1)   The Business Day on which the Interest Period shall commence:
      ---------------

(2) The current aggregate outstanding balance of the Term Loan as of the date hereof is: ---------------

(3) Borrower requests that the Term Loan (other than the Repayment Tranche, if applicable) accrue interest at the Eurodollar Rate.

(4) The Interest Period requested hereunder (or the new Interest Period for an expiring Interest Period) is ---------- months. (One, two, or three month Interest Periods are available). Such
      Interest Period will expire on ----------, ----.

(5) Borrower requests that the Repayment Tranche in the amount of $2,500,000 accrue interest at the Corporate Base Rate.


                              FIRST BANKS, INC.



                              By:-----------------------------------------
                                    Name:---------------------------------
                                    Title:--------------------------------


                                        EXHIBIT D
                                        ---------

                             REVOLVING LOAN COMMITMENT AMOUNTS
                             ---------------------------------

                   Bank                                         Amount of Commitment
                   ----                                         -------------------
The Boatmen's National Bank of St. Louis                           $13,333,332



American National Bank and Trust Company of Chicago                 $8,888,889



Harris Trust and Savings Bank                                       $6,666,667



Norwest Bank Minnesota, National Association                        $6,666,667



The Frost National Bank                                             $4,444,445



                                                                   $40,000,000

                                 EXHIBIT E
                                 ---------

                           REVOLVING CREDIT NOTE
                           ---------------------

$-----------------                                 St. Louis, Missouri
                                                         July 18, 1996

            FOR VALUE RECEIVED, the undersigned, First Banks, Inc., a Missouri corporation ("Borrower"), promises to pay to the order of --------------- ("Payee") at the offices of the Agent at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63101, the principal sum of -------------- Dollars ($-------------) or such lesser amount as may be outstanding hereunder.

            The Borrower promises to pay interest from the date hereof on the unpaid principal balance outstanding from time to time prior to maturity at the rates and at the time or times which shall be determined in accordance with the provisions of that certain Secured Credit Agreement of even date herewith, by and between the Borrower, the Payee and other banks (the "Credit Agreement").

            The entire unpaid principal balance hereunder and all accrued and unpaid interest hereon shall be due and payable on July 11, 1997. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days.

            If any payment due on this Note is payable on a day which is not a Business Day (as defined in the Credit Agreement), then such payment will be made on the next Business Day, the amount of such payment, in such case, to include all interest accrued to the date of actual payment.

            This Note is one of the "Revolving Notes" referred to in the Credit Agreement, is secured as provided therein, and is entitled to all of the benefits thereof. In accordance with the terms of the Credit Agreement, the Agent (as defined thereunder) may declare the unpaid balance of the principal and accrued interest to be immediately due and payable upon the occurrence of an Event of Default as defined in the Credit Agreement, whereupon the unpaid principal and accrued interest then owing hereon shall be and become immediately due and payable, and interest shall accrue at a rate per annum equal to four percent (4%) in excess of the then otherwise applicable rate of interest as determined in accordance with Sections 3.04 and 3.05 of the Credit Agreement.

            If this Note shall not be paid at maturity, whether upon the exercise of acceleration or otherwise, and shall be placed in the hands of an attorney for collection or in connection with insolvency or bankruptcy proceedings, the Borrower hereby promises to pay the reasonable fees and expenses of such attorney in addition to the full amount due hereon, whether or not litigation shall be commenced.

            Demand for payment, protest and notice of dishonor are hereby waived by all who are or shall become parties to this instrument.

                                          FIRST BANKS, INC.


                                          By:---------------------------------
                                          Name:-------------------------------
                                          Title:------------------------------

                                    EXHIBIT F
                                    ---------

                                NOTICE OF BORROWING
                                -------------------

TO:        The Boatmen's National Bank of St. Louis, as Agent

FROM:      First Banks, Inc.

DATE:-------------------, 199-

            This Notice of Borrowing is being submitted pursuant to the terms of the Secured Credit Agreement dated as of July 18, 1996 ("Credit Agreement"), as the same may be thereafter amended from time to time, among First Banks, Inc. and the banks named therein (for whom The Boatmen's National Bank of St. Louis is acting as Agent).

(1)   The Business Day of the proposed principal
      advance under the Credit Agreement is:               --

(2) The principal advance under the Credit Agreement will be a [Base Rate Loan] [Eurodollar Rate Loan].

(3) The Interest Period for the Eurodollar Rate Loan requested hereunder )or the new Interest Period for an expiring Interest Period) is ---- months.

(4) The current aggregate outstanding balance of the Revolving Loans and the current aggregate Letter of Credit Outstandings as of the
      date hereof is:               $--

(5)   The principal advance being requested is (must be
      at least the unused portion of the Revolving Loan Commitment
      of $40,000,000 or $1,000,000, whichever is less):                 $--

(6)   The use of the proceeds for the Loan requested hereby will be for
      ---------------------------.

(7)   Unused portion of the Revolving Loan Commitment
      upon advance of funds requested by this Notice
      ($40,000,000 - #4 - #5):                                          $--

                                    FIRST BANKS, INC.


                                    By:----------------------------------
                                          Name:--------------------------
                                          Title:-------------------------

                                   EXHIBIT G
                                   ---------

                                PLEDGE AGREEMENT
                                ----------------

            In consideration of and as collateral security for the payment of any and all present and future indebtedness, obligations and liabilities of FIRST BANKS, INC., a Missouri corporation ("Pledgor") under or pursuant to that certain Secured Credit Agreement of even date herewith (together with any extensions, renewals, amendments or modifications thereof, the "Credit Agreement") among Pledgor and The Boatmen's National Bank of St. Louis ("Boatmen's"), Norwest Bank Minnesota, National Association, Harris Trust and Savings Bank, American National Bank and Trust Company of Chicago and The Frost National Bank (collectively the "Banks"), all such indebtedness, obligations and liabilities, whether direct or indirect, liquidated or unliquidated, absolute or contingent, now existing or hereafter arising, individual, joint, or joint and several (collectively, the "Liabilities"), Pledgor hereby pledges to Boatmen's as agent for and for the ratable benefit of the Banks (as agent for the Banks, Boatmen's is referred to hereinafter as "Pledgee") and grants the Pledgee a continuing security interest in the capital stock of certain Subsidiaries of Pledgor, as described on Exhibit A attached hereto and incorporated herein (together
                ---------
with any additional stock described in Section 4 hereof, collectively, the "Stock"), together with all substitutions therefor and dividends (as limited herein), new shares or warrants, liquidating distributions and other rights, and proceeds or distributions of any nature associated therewith, all of which Pledgor hereby represents and warrants that it owns (or, for purposes of Section 4, will own) free of liens or claims of any kind, with fully marketable title thereto, and has (or will have) the right to so pledge.

            Pledgor agrees that said Stock, together with the proceeds thereof (hereinafter collectively called the "Collateral," such term as used herein including any underlying security for any note or other evidence of a monetary obligation pledged hereunder) shall constitute security for any and all of the Liabilities and may be held, in accordance with the terms and provisions of this Agreement, for the payment thereof for such periods and applied thereto at such times and in such order as the Pledgee from time to time may deem appropriate, whether or not the Liabilities for which the same are held or applied are in existence at the time of delivery of this Agreement or the Collateral and whether or not such Liabilities are contingent, unliquidated or unmatured.

            Pledgor further agrees that:

            1. Pledgor will keep the Collateral free from all other security interests, liens or encumbrances except those security interests, liens or encumbrances now or hereafter granted to the Pledgee. Pledgor will procure, execute, endorse and deliver all documents which the Pledgee may reasonably require to protect, enforce or otherwise effectuate the Pledgee's rights in the Collateral and Pledgor hereby grants to the Pledgee an irrevocable power of attorney, with full power of substitution, to so act in Pledgor's name if Pledgor fails to do so.

            2. The Pledgee may collect the Collateral or any part thereof at any time except with respect to dividends, which shall be collected by Pledgee only in accordance with Paragraph 3 hereof. For such purpose the Pledgee may take, in its own name or in the name of Pledgor, any action which Pledgor might take including suit against any obligor on any note or other monetary obligation constituting part of the Collateral and collection of or foreclosure upon any underlying security, and such action may be taken without first foreclosing under this Agreement on the obligations secured by such underlying security. The Pledgee shall have no obligation, however, to pursue or preserve remedies against any party primarily or secondarily liable as an obligor on the Collateral or otherwise to take action which Pledgor might have taken as regards the Collateral or any underlying security therefor.

            3. Pledgee shall have the continuing right to retain all or any part of the Collateral so long as any Liability remains in existence (or the Banks shall have any Commitment under the Credit Agreement), even though the same may be unliquidated, unmatured or contingent. Upon maturity of any of the Liabilities or the occurrence of an Event of Default under the Credit Agreement or hereunder, the Pledgee may cause any of the Collateral to be transferred to its own name or to the name of its nominee (and this shall be full authority to any transfer agent, registrar or the like to make such transfer). No such action shall be deemed a retention of the Collateral in satisfaction of any Liability unless written notice so stating shall be given to the Pledgor. The Pledgee shall have the sole right to determine whether any call or option to surrender, exchange, redeem, convert or otherwise change or alter the form of the Collateral shall be exercised if the interest of Pledgee is or may be affected thereby. The Pledgee shall be under no obligation to initiate any such action unless requested in writing by the Pledgor. All dividends, new shares or warrants, liquidating distributions and other rights, proceeds and payments or distributions of any nature received by Pledgor in respect of the Collateral will be delivered to the Pledgee in kind and the Pledgee may take such action as is necessary to assure its direct receipt thereof, provided however that, prior to the occurrence of an Event of Default under the Credit Agreement or hereunder, Pledgor shall be permitted to retain permitted ordinary dividends and interest paid in cash and shall retain the right to vote with respect to the Collateral.

            4. In the event that Pledgor, after the date hereof, acquires all or any portion of the stock of any bank, bank holding company, thrift institution or savings holding company (i) with the proceeds of a Loan under the Credit Agreement (or the consideration for which is supplemented or supported, directly or indirectly, by a Letter of Credit) or (ii) which is or by virtue of such acquisition becomes a Subsidiary as defined in the Credit Agreement (other than as may be acquired by First Banks America, Inc. or First Commercial Bancorp, Inc.), Pledgor promptly shall (A) grant to Pledgee a security interest in such stock as additional security for the Liabilities, (B) deliver to Pledgee the certificates representing such stock, along with fully-executed stock powers therefor, and (C) take such other action and execute and deliver such other documents to Pledgee as Pledgee reasonably may require in connection therewith.

            5. The following severally shall be considered events of default for purposes of this Agreement: (a) if any representation, warranty or statement of fact made by Pledgor hereunder shall prove to be false or misleading in any material respect, and such default remains unremedied for thirty (30) consecutive calendar days after notice thereof shall have been given to Pledgor by the Pledgee, (b) an Event of Default occurs under the Credit Agreement, or (c) seizure of any of the Collateral or sale or encumbrance thereof or the failure to pay any tax thereon when due (except any tax contested in good faith for which reserves for payment satisfactory to Pledgee have been provided by the Pledgor).

            6. Upon maturity of any of the Liabilities (by acceleration or otherwise) or the occurrence of an event of default hereunder, the Pledgee may resort to the Collateral at such times and in such order as it elects and may apply the Collateral to the Liabilities in like manner and without regard to whether application is made to an obligation of the owner of the Collateral so applied. If any of the Collateral is owned by someone other than Pledgor, the Pledgee may elect to apply such Collateral in any proportion to obligations of the owner or owners to the Pledgee without regard to the Liabilities. In addition, the Pledgee shall have all rights of a secured party under the Missouri Uniform Commercial Code and shall apply the proceeds of collection, disposition or other realization on the Collateral to reasonable attorneys' fees and legal expenses incurred by the Pledgee in connection therewith and in the collection of any Liabilities and representation of the Pledgee in proceedings of any nature under the Bankruptcy Code, and thereafter as required by law. If notice of intended disposition is required by law, such notice, if mailed, shall be deemed reasonably and properly given if mailed to the address of Pledgor appearing on the records of the Pledgee at least five (5) Business Days (as defined in the Credit Agreement) before the time of such disposition. The Pledgee shall have the right to proceed against the Collateral or not as the Pledgee may deem proper or as directed by the Majority (as defined in the Credit Agreement), and the Pledgee shall have the right to collect dividends, interest and such like profits from the Collateral whether or not it proceeds against the Collateral. If, in the opinion of the Pledgee, any Collateral cannot be disposed of in a commercially reasonable manner without registration under applicable securities laws, Pledgor will take or cause to be taken such action as is necessary to effect proper registration. If Pledgor shall refuse to take such action, the Pledgee without any obligation to do so, may take such action as it deems warranted to attempt to effect compliance with any applicable law. Any cost, fee or expense incurred by the Pledgee in connection with such efforts or in enforcing Pledgor's covenants hereunder will be considered a cost incurred in disposition of the Collateral.

            7. The Pledgee's rights hereunder shall continue unimpaired notwithstanding foreclosure or other disposition of any part of the Collateral, the availability of additional Collateral, any release of or substitution for any of the Collateral, any act or omission impairing the Pledgee's lien on the Collateral or the lien of any underlying security constituting part of the Collateral, including failure to perfect the same, any extension (including extension of time for payment), renewal, substitution, alteration, compromise, settlement, surrender, release or other such agreement or action modifying or varying the terms of or otherwise affecting any of the Liabilities or any part of the Collateral, including any act or omission releasing any party primarily or secondarily liable on the Collateral or on any Liability. No failure by Pledgee to exercise or delay in exercising any of its rights hereunder shall constitute a waiver thereof and no single or partial exercise of any right shall preclude the further exercise thereof or the exercise of any other right. All rights of the Pledgee hereunder or under any instrument or other agreement binding on Pledgor are cumulative and not in substitution of any other rights at law or equity with respect to the Collateral or the collection of the Liabilities. All such rights may be exercised from time to time. Pledgor hereby waives notice of any and all actions, forebearances and omissions of any rights contemplated by this paragraph and consents to be bound thereby as effectively as if Pledgor had agreed thereto in advance. Upon the termination of the Credit Agreement and the liquidation and payment of the liabilities in full, this Agreement shall terminate and the Collateral will be returned forthwith to the Pledgor.

            8. The Pledgee shall have no obligation to act in accordance with any communication by Pledgor or any other party obligated on the Liabilities or interested in the Collateral, as endorser, guarantor, surety or otherwise, concerning the liquidation of all or any part of the Collateral if it shall be the opinion of the Pledgee in the exercise of its reasonable judgment that the value of the Collateral upon liquidation may be insufficient to discharge the Liabilities in full. The Pledgee shall in no event be bound by or obligated to act upon any such communication unless the same shall be in writing and shall include explicit instructions as to the disposition requested.

            9. Any notice required or permitted hereunder shall be deemed given if sent in the manner and at the addresses as provided in the Credit Agreement.

            10. To the extent required by law for purposes of providing qualifying shares of stock to members of the board of directors of the bank institutions owned by Pledgor, Pledgee agrees to release such number of qualifying shares from the lien of this Agreement. To effect such release, Pledgee will deliver the certificate for the shares of stock of the subject banking institution to the Pledgor on a trust receipt basis and with the obligation of Pledgor to return the reissued certificate to Pledgee within forty-eight (48) hours of the delivery to Pledgor. At the request of Pledgee, Pledgor agrees to cause such members of the board of directors to pledge such qualifying shares to Pledgee for the benefit of the Banks as additional collateral for the Liabilities. Any such qualifying shares shall, upon issuance, contain an appropriate legend describing the restrictions and covenants set forth in this Agreement.

            11. This agreement shall be construed in accordance with and governed by Missouri law.

            12. Pledgor warrants and represents to Pledgee that the shares of stock of each institution as listed on Exhibit A on the date hereof
                                          ---------
represent all of the outstanding shares of stock of each respective institution (except for directors' qualifying shares and except with respect to First Banks America, Inc., First Bank FSB and First Commercial Bancorp, Inc.). Pledgor represents and warrants that (i) the shares of stock of First Banks America, Inc. as listed on Exhibit A on the date hereof
                                       ---------
represent all of the outstanding shares of Class B common stock issued by such institution and such shares have ordinary voting power to elect a majority of the board of directors of First Banks America, Inc., (ii) the shares of stock of First Commercial Bancorp, Inc. as listed on Exhibit A on
                                                               ---------
the date hereof represent approximately 61% of the outstanding shares of stock issued by such institution and such shares have ordinary voting power to elect a majority of the board of directors of First Commercial Bancorp, Inc., and (iii) the shares of stock of First Bank FSB as listed on Exhibit B
                                                                   ---------
on the date hereof represent approximately 64% of the outstanding shares of stock issued by such institution and such shares have ordinary voting power to elect a majority of the board of directors of First Bank FSB.

Dated at St. Louis, Missouri, as of this 18th day of July, 1996.



                                    FIRST BANKS, INC.


                                    By:---------------------------------
                                    Name:-------------------------------
                                    Title:------------------------------

                          PLEDGE AGREEMENT EXHIBIT A

                              LIST OF COLLATERAL
                              ------------------

9,994 shares of the common stock of First Bank (Creve Coeur, Missouri) [n/o
        First Banks, Inc.]

400,000 shares of the common stock of First Bank (O'Fallon, Illinois) [n/o
        First Banks, Inc.]

96,254 shares of the common stock of First Bank FSB [n/o First Banks, Inc.]

2,500,000 shares of the Class B Common Stock of First Banks America, Inc.
        [n/o First Banks, Inc.]

10,000 shares of the common stock of River Valley Holdings, Inc. [n/o First
        Banks, Inc.]

100 shares of the common stock of St. Charles Federal Savings and Loan
        Association [n/o First Banks, Inc.]

457 shares of the common stock of CCB Bancorp, Inc. [n/o First Banks, Inc.]

3,100 shares of the Series A Preferred Stock of CCB Bancorp, Inc. [n/o First
        Banks, Inc.]

1,000 shares of the Series B Preferred Stock of CCB Bancorp, Inc. [n/o First
        Banks, Inc.]

65,000,000 shares of the common stock of First Commercial Bancorp, Inc. [n/o
        First Banks, Inc.]

                                 EXHIBIT G-1
                                 -----------

                          SUBSIDIARY PLEDGE AGREEMENT
                          ---------------------------

            In consideration of and as collateral security for the payment of any and all present and future indebtedness, obligations and liabilities of First Banks, Inc., a Missouri corporation ("Borrower"), whether direct or indirect, liquidated or unliquidated, absolute or contingent, now existing or hereafter arising, under or pursuant to that certain Secured Credit Agreement of even date herewith (together with any extensions, renewals, amendments or modifications thereof, the "Credit Agreement") among Borrower and The Boatmen's National Bank of St. Louis ("Boatmen's"), Norwest Bank Minnesota, National Association, Harris Trust and Savings Bank, American National Bank and Trust Company of Chicago and The Frost National Bank (collectively the "Banks"), all such indebtedness, obligations and liabilities, whether direct or indirect, liquidated or unliquidated, absolute or contingent, now existing or hereafter arising, individual, joint, or joint and several (collectively, the "Liabilities"), and in consideration of the benefit conferred upon Pledgor (as defined below) as a result of Boatmen's willingness to enter into the Credit Agreement, -------------------------- ("Pledgor"), a subsidiary of Borrower, hereby pledges to Boatmen's as agent for and for the ratable benefit of the Banks (as agent of the Banks, Boatmen's is referred to hereafter as "Pledgee") and grants Pledgee a continuing security interest in the capital stock of a Subsidiary as described on Exhibit A attached hereto and incorporated herein
                           ---------
(together with any additional stock described in Section 4 hereof, collectively, the "Stock"), together with all substitutions therefor and dividends, new shares or warrants, liquidating distributions and other rights, and proceeds or distributions of any nature associated therewith, all of which Pledgor hereby represents and warrants that it owns (or, for purposes of Section 4, will own) free of liens or claims of any kind, with fully marketable title thereto, and has (or shall have) the right to so pledge.

            Pledgor agrees that said Stock, together with the proceeds thereof (hereinafter collectively called the "Collateral," such term as used herein shall include any underlying security for any note or other evidence of a monetary obligation pledged hereunder) shall constitute security for any and all of the Liabilities and may be held, in accordance with the terms and provisions of this Agreement, for the payment thereof for such periods and applied thereto at such times and in such order as the Pledgee from time to time may deem appropriate, whether or not the Liabilities for which the same are held or applied are in existence at the time of delivery of this Agreement or the Collateral and whether or not such Liabilities are contingent, unliquidated or unmatured.

            Pledgor further agrees that:

            1. Pledgor will keep the Collateral free from all other security interests, liens or encumbrances except those security interests, liens or encumbrances now or hereafter granted to the Pledgee. Pledgor will procure, execute, endorse and deliver all documents which the Pledgee may reasonably require to protect, enforce or otherwise effectuate the Pledgee's rights in the Collateral and Pledgor hereby grants to the Pledgee an irrevocable power of attorney, with full power of substitution, to so act in Pledgor's name with respect to the Collateral if Pledgor fails to do so.

            2. Except as otherwise expressly provided under Paragraph 3 hereof, the Pledgee may collect and receive distributions relating to the Collateral or any part thereof at any time. For such purpose the Pledgee may take, in its own name or in the name of Pledgor, any action which Pledgor might take. The Pledgee shall have no obligation, however, to pursue or preserve remedies with respect to the Collateral or otherwise to take action which Pledgor might have taken as regards the Collateral.

            3. Pledgee shall have the continuing right to retain all or any part of the Collateral so long as any Liability remains in existence (or the Banks shall have any Commitment under the Credit Agreement), even though the same may be unliquidated, unmatured or contingent. Upon maturity of any of the Liabilities or the occurrence of an Event of Default under the Credit Agreement or hereunder, the Pledgee may cause any of the Collateral to be transferred to its own name or to the name of its nominee (and this shall be full authority to any transfer agent, registrar or the like to make such transfer). No such action shall be deemed a retention of the Collateral in satisfaction of any Liability unless written notice so stating shall be given to the Pledgor. The Pledgee shall have the sole right to determine whether any call or option to surrender, exchange, redeem, convert or otherwise change or alter the form of the Collateral shall be exercised if the interest of Pledgee is or may be affected thereby. The Pledgee shall be under no obligation to initiate any such action unless requested in writing by the Pledgor. All dividends, new shares or warrants, liquidating distributions and other rights, proceeds and payments or distributions of any nature received by Pledgor in respect of the Collateral will be delivered to the Pledgee in kind and the Pledgee may take such action as is necessary to assure its direct receipt thereof, provided however that, prior to the occurrence of an Event of Default under the Credit Agreement or hereunder, Pledgor shall be permitted to retain permitted ordinary dividends and interest paid in cash and shall retain the right to vote with respect to the Collateral.

            4. In the event that Pledgor, after the date hereof, acquires stock of any bank, bank holding company, thrift institution or savings holding company which is or by virtue of such acquisition becomes a Subsidiary as defined in the Credit Agreement, Pledgor promptly shall (i) grant to Pledgee a security interest in such stock as additional security for the Liabilities, (ii) deliver to Pledgee the certificates representing such stock, along with fully-executed stock powers therefor, and (iii) take such other action and execute and deliver such other documents to Pledgee as Pledgee reasonably may require in connection therewith.

            5. The following severally shall be considered events of default for purposes of this Agreement: (a) if any representation, warranty or statement of fact made by Pledgor hereunder shall prove to be false or misleading in any material respect, and such default remains unremedied for thirty (30) consecutive calendar days after notice thereof shall have been given to Pledgor by the Pledgee, (b) Pledgor's failure to perform any of its obligations hereunder, and such failure remains unremedied for thirty (30) consecutive calendar days after notice thereof shall have been given to Pledgor by the Pledgee, (c) an Event of Default occurs under the Credit Agreement, or (d) seizure of any of the Collateral or sale or encumbrance thereof or the failure to pay any tax thereon when due (except any tax contested in good faith for which reserves for payment satisfactory to Pledgee have been provided by the Pledgor).

            6. Upon maturity of any of the Liabilities (by acceleration or otherwise) or the occurrence of an event of default hereunder, the Pledgee may resort to the Collateral at such times and in such order as it elects and may apply the Collateral to the Liabilities in like manner and without regard to whether application is made to an obligation of the owner of the Collateral so applied. If any of the Collateral is owned by someone other than Pledgor, the Pledgee may elect to apply such Collateral in any proportion to obligations of the owner or owners to the Pledgee without regard to the Liabilities. In addition, the Pledgee shall have all rights of a secured party under the Missouri Uniform Commercial Code and shall apply the proceeds of collection, disposition or other realization on the Collateral to reasonable attorneys' fees and legal expenses incurred by the Pledgee in connection therewith and in the collection of any Liabilities and representation of the Pledgee in proceedings of any nature under the Bankruptcy Code, and thereafter as required by law. If notice of intended disposition is required by law, such notice, if mailed, shall be deemed reasonably and properly given if mailed to the address of Pledgor appearing on the records of the Pledgee at least five (5) Business Days (as defined in the Credit Agreement) before the time of such disposition. The Pledgee shall have the right to proceed against the Collateral or not as the Pledgee may deem proper or as directed by the Majority (as defined in the Credit Agreement), and the Pledgee shall have the right to collect dividends, interest and such like profits from the Collateral whether or not it proceeds against the Collateral. If, in the opinion of the Pledgee, any Collateral cannot be disposed of in a commercially reasonable manner without registration under applicable securities laws, Pledgor will take or cause to be taken such action as is necessary to effect proper registration. If Pledgor shall refuse to take such action, the Pledgee at its election, but without any obligation to do so, may take such action as it deems warranted to attempt to effect compliance with any applicable law. Any cost, fee or expense incurred by the Pledgee in connection with such efforts or in enforcing Pledgor's covenants hereunder will be considered a cost incurred in disposition of the Collateral.

            7. The Pledgee's rights hereunder shall continue unimpaired notwithstanding foreclosure or other disposition of any part of the Collateral, the availability of additional Collateral, any release of or substitution for any of the Collateral, any act or omission impairing the Pledgee's lien on the Collateral or the lien of any underlying security constituting part of the Collateral, including failure to perfect the same, any extension (including extension of time for payment), renewal, substitution, alteration, compromise, settlement, surrender, release or other such agreement or action modifying or varying the terms of or otherwise affecting any of the Liabilities or any part of the Collateral, including any act or omission releasing any party primarily or secondarily liable on the Collateral or on any Liability. No failure by Pledgee to exercise or delay in exercising any of its rights hereunder shall constitute a waiver thereof and no single or partial exercise of any right shall preclude the further exercise thereof or the exercise of any other right. All rights of the Pledgee hereunder or under any instrument or other agreement binding on Pledgor are cumulative and not in substitution of any other rights at law or equity with respect to the Collateral or the collection of the Liabilities. All such rights may be exercised from time to time. Pledgor hereby waives notice of any and all actions, forbearances and omissions of any rights contemplated by this paragraph and consents to be bound thereby as effectively as if Pledgor had agreed thereto in advance. Upon the termination of the Credit Agreement and the liquidation and payment of the Liabilities in full, this Agreement shall terminate and the Collateral will be returned forthwith to the Pledgor.

            8. The Pledgee shall have no obligation to act in accordance with any communication by Pledgor or any other party obligated on the Liabilities or interested in the Collateral, as endorser, guarantor, surety or otherwise, concerning the liquidation of all or any part of the Collateral if it shall be the opinion of the Pledgee in the exercise of its reasonable judgment that the value of the Collateral upon liquidation may be insufficient to discharge the Liabilities in full. The Pledgee shall in no event be bound by or obligated to act upon any such communication unless the same shall be in writing and shall include explicit instructions as to the disposition requested.

            9. Pledgor agrees that it will not (a) sell or otherwise dispose of, or grant any option with respect to, any of the Collateral or
(b) create, incur, assume or suffer to exist any Lien upon or with respect to any of the Collateral except in favor of the Pledgee.

            10. Any notice required or permitted hereunder shall be deemed given if sent in the manner as provided in the Credit Agreement and (i) if to Pledgee, directed to the address of Boatmen's as provided in the Credit Agreement and (ii) if to Pledgor, directed to the address of Borrower as provided in the Credit Agreement.

            11. To the extent required by law for purposes of providing qualifying shares of stock to members of the board of directors of the bank institutions owned by Pledgor, Pledgee agrees to release such number of qualifying shares from the lien of this Agreement. To effect such release, Pledgee will deliver the certificate for the shares of stock of the subject banking institution to the Pledgor on a trust receipt basis and with the obligation of Pledgor to return the reissued certificate to Pledgee within forty-eight (48) hours of the delivery to Pledgor. At the request of

Pledgee, Pledgor agrees to cause such members of the board of directors to pledge such qualifying shares to Pledgee for the benefit of the Banks as additional collateral for the Liabilities. Any such qualifying shares shall, upon issuance, contain an appropriate legend describing the restrictions and covenants set forth in this Agreement.

            12. Pledgor acknowledges that Pledgee's willingness to enter into the Credit Agreement will directly facilitate Borrower's ability to provide financial support and/or other services for Pledgor's benefit, and that Pledgee would be unwilling to enter into the Credit Agreement but for execution and delivery of this Agreement.

            13. This agreement shall be construed in accordance with and governed by Missouri law.

            14. Pledgor warrants and represents to Pledgee that the shares of stock of the institution listed on Exhibit A on the date hereof represent all of the outstanding shares of stock of such institution (except for directors' qualifying shares).

            [The remainder of this page is intentionally left blank.]

 Dated at St. Louis, Missouri, as of this 18th day of July, 1996.


                                    ------------------------------------------



                                    By:---------------------------------------
                                    Name:-------------------------------------
                                    Title:------------------------------------

                      EXHIBIT A TO SUBSIDIARY PLEDGE AGREEMENT
                      ----------------------------------------

                                LIST OF COLLATERAL

                                    EXHIBIT H
                                    ---------

                             CERTIFICATE OF COMPLIANCE
                             -------------------------

            This Certificate of Compliance is being submitted on this ------ day of ---------------, ------, for the quarter ending on the ------ day of ---------------, ------, pursuant to the terms of the Secured Credit Agreement dated as of July 18, 1996 ("Credit Agreement"), as the same may be thereafter amended from time to time, among First Banks, Inc. and the banks named therein (for whom The Boatmen's National Bank of St. Louis is acting as Agent).

      The undersigned officers of First Banks, Inc., and First Banks, Inc. jointly and severally certify to the Banks that as of the date hereof:

      A. The representations and warranties contained in Article V of the Credit Agreement are correct as of the date hereof;

      B. No Default or Event of Default has occurred and is continuing, [or would result upon [the making of the Loan] [giving effect to the Letter of Credit] requested by the accompanying [Notice of Borrowing] [Letter of Credit Request]];

      C. Attached is an accurate listing of the current Affiliates of First Banks, Inc.;

      D. The compliance with the covenants contained in Article VIII of the Credit Agreement is supported by the following:

8.01. Tier I Leverage Ratio
      ----------------------

                                                    (1)              (2)                            Minimum
                                                   Tier I           Total         Ratio of          Ratio
                                                  Capital          Assets         (1) to (2)        Permitted
                                                  -------          ------         ----------        ---------
First Banks, Inc. (consolidated)                     -               -                 -            5.0%
                                                                                                    ----

8.02.  Tier I Leverage Ratio of Subsidiaries
       -------------------------------------

                                                    (1)              (2)                            Minimum
                                                   Tier I           Total         Ratio of          Ratio
Subsidiary                                        Capital          Assets         (1) to (2)        Permitted
----------                                        -------          ------         ----------        ---------
First Bank, Creve Coeur, MO                          -               -                 -            5.0%
                                                                                                    ----
First Bank (O'Fallon, Illinois)                      -               -                 -            5.0%
                                                                                                    ----
First Bank FSB                                       -               -                 -            5.0%
                                                                                                    ----
First Banks America, Inc. (consolidated)             -               -                 -            5.0%
                                                                                                    ----
BancTEXAS, N.A.                                      -               -                 -            5.0%
                                                                                                    ----
St. Charles Federal Savings and Loan Association     -               -                 -            5.0%
                                                                                                    ----
CCB Bancorp, Inc.                                    -               -                 -            5.0%
                                                                                                    ----
First Bank & Trust                                   -               -                 -            5.0%
                                                                                                    ----
First Commercial Bancorp, Inc. (consolidated)        -               -                 -            1.5%
                                                                                                    ----
First Commercial Bank                                -               -                 -            5.0%
                                                                                                    ----

8.03.  Tier I Risk Based Capital Ratio
       -------------------------------

                                                                               (2)
                                                                               Weighted
                                                                               Risk
                                                                               Assets and
                                                                               Off-
                                                             (1)               Balance                Ratio of     Minimum
                                                             Tier I            Sheet                  (1) to       Ratio
                                                             Capital           Items                  (2)          Permitted
                                                             -------           -----                  ---          ---------
First Bank, Creve Coeur, MO                                  -------           -------                 -           6.0%
                                                                                                                   ----
First Bank (O'Fallon, Illinois)                              -------           -------                 -           6.0%
                                                                                                                   ----
First Bank FSB                                               -------           -------                 -           6.0%
                                                                                                                   ----
First Banks America, Inc. (consolidated)                     -------           -------                 -           6.0%
                                                                                                                   ----
BancTEXAS, N.A.                                              -------           -------                 -           6.0%
                                                                                                                   ----
St. Charles Federal Savings and Loan Association             -------           -------                 -           6.0%
                                                                                                                   ----
CCB Bancorp, Inc.                                            -------           -------                 -           6.0%
                                                                                                                   ----
First Bank & Trust                                               -                 -                   -           6.0%
                                                                                                                   ----
First Commercial Bancorp, Inc. (consolidated)                    -                 -                   -           2.4%
                                                                                                                   ----
First Commercial Bank                                            -                 -                   -           6.0%
                                                                                                                   ----

8.04.       Total Risk Based Capital Ratio
            ------------------------------

                                                                               (2)
                                                                               Weighted
                                                                               Risk
                                                                               Assets and
                                                                               Off-
                                                             (1)               Balance                Ratio of  Minimum
                                                             Tier I            Sheet                  (1) to    Ratio
                                                             Capital           Items                  (2)       Permitted
                                                             -------           -----                  ---       ---------
First Bank, Creve Coeur, MO                                  -------           -------                 -          10.0%
                                                                                                                  -----
First Bank (O'Fallon, Illinois)                              -------           -------                 -          10.0%
                                                                                                                  -----
First Bank FSB                                               -------           -------                 -          10.0%
                                                                                                                  -----
First Banks America, Inc. (consolidated)                     -------           -------                 -          10.0%
                                                                                                                  -----
BancTEXAS, N.A.                                              -------           -------                 -           8.0%
                                                                                                                  -----
St. Charles Federal Savings and Loan Association             -------           -------                 -          10.0%
                                                                                                                  -----
CCB Bancorp, Inc.                                            -------           -------                 -          10.0%



First Bank & Trust                                           -------           -------                 -          10.0%
                                                                                                                  -----
First Commercial Bancorp, Inc. (consolidated)                -------           -------                 -           3.7%
                                                                                                                  -----
First Commercial Bank                                        -------           -------                 -          10.0%
                                                                                                                  -----

8.05  Loan Loss Reserve
      -----------------

                                                          (1)                                Ratio of
                                                          Loan                 (2)           (1) to         Minimum
                                                          Loss                 Total             --         Ratio
                                                          Reserve              Loans         (2)            Permitted
                                                          -------              -----         ---            ---------
First Banks, Inc. (consolidated)                          -------              -------         -            1.25%
                                                                                                            -----


8.06  Net Income to Average Total Assets
      ----------------------------------

                                                          (1)
                                                          Net Income
                                                          less Gain on
                                                          Sale of
                                                          Securities
                                                          and other
                                                          extra-
                                                          ordinary             (2)           Ratio of
                                                          and/or non-          Average       (1) to         Minimum
                                                          recurring            Total             --         Ratio
                                                          items                Assets        (2)            Permitted
                                                          -----                ------        ---            ---------
First Banks, Inc. (consolidated)                          -------              -------         -            0.65%
  (1996 Fiscal Year)                                                                                        -----

First Banks, Inc. (consolidated)                          -------              -------         -            0.70%
  (1997 Fiscal Year and thereafter)                                                                         -----

8.07  Non-Performing Assets
      ---------------------

                                                          (1)                                Ratio of
                                                          Non-                 (2)           (1) to         Minimum
                                                          Performing           Primary           --         Ratio
                                                          Assets               Capital       (2)            Permitted
                                                          ------               -------       ---            ---------
First Banks, Inc. (consolidated)                          -------              -------         -            25%
                                                                                                            ---


      E. [For borrowing and letters of credit issuance only] The use of proceeds of the requested Loan will be as indicated in the accompanying Notice of Borrowing. [or] The purpose of the Letter of Credit will be as described in Section 3.13 of the Credit Agreement.

Signed as of the day and year first above written.

                                FIRST BANKS, INC.
                                (at least two signatures required)

                                By:----------------------------------
                                      Chief Executive Officer/ President

                                By:----------------------------------
                                      Chief Financial Officer

                                By:----------------------------------
                                      Vice President - Chief Accounting Officer

                                By:--------------------------------
                                      Chief Credit Officer

                                   EXHIBIT I
                                   ---------

                            FORM OF LETTER OF CREDIT

                             --------------------




IRREVOCABLE LETTER OF CREDIT NO. ----------



BENEFICIARY:

[BENEFICIARY NAME]
[BENEFICIARY ADDRESS]
[CITY, STATE ZIP]

DEAR -------------:

            WE HEREBY ESTABLISH IN YOUR FAVOR, UPON THE APPLICATION OF AND FOR THE ACCOUNT OF FIRST BANKS, INC., 135 MERAMEC AVENUE, ST. LOUIS, MISSOURI 63105 ("FIRST BANKS"), OUR IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER ------- (THE "LETTER OF CREDIT") IN THE AMOUNT OF $-------------- (THE "AVAILABLE BALANCE"), SUBJECT TO REDUCTION AS HEREINAFTER SET FORTH.

            FOR INFORMATION ONLY: THIS LETTER OF CREDIT IS ISSUED WITH RESPECT TO THE ISSUANCE TO YOU OF A PROMISSORY NOTE BY FIRST BANKS PURSUANT TO THE AGREEMENT AND PLAN OF REORGANIZATION BY AND AMONG FIRST BANKS, ST. CHARLES FEDERAL BANCSHARES INC. AND ST. CHARLES ACQUISITION COMPANY, DATED AS OF MARCH 28, 1994.

            THIS LETTER OF CREDIT WILL BE REDUCED WITHOUT AMENDMENT OR FURTHER NOTIFICATION TO THE BENEFICIARY IN ACCORDANCE WITH THE FOLLOWING
SCHEDULE:

DATE OF REDUCTION         AMOUNT OF REDUCTION          AVAILABLE BALANCE
-----------------         -------------------          -----------------
FEBRUARY 17, 1997                                              $0
                          -------------------                 ----
            SUBJECT TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, AN AMOUNT NOT TO EXCEED THE AVAILABLE BALANCE HEREUNDER SHALL BE MADE AVAILABLE UPON PRESENTATION TO US OF YOUR SIGHT DRAFT(S) DRAWN ON THE BOATMEN'S NATIONAL BANK OF ST. LOUIS, ST. LOUIS, MISSOURI, IRREVOCABLE LETTER OF CREDIT NO. --------, ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

            (i) YOUR SIGNED STATEMENT THAT "THIS DRAFT REPRESENTS THE AMOUNT OF A PRINCIPAL AND INTEREST PAYMENT DUE (BY ACCELERATION OR OTHERWISE) ON THE PROMISSORY NOTES DATED NOVEMBER 30, 1994 EXECUTED BY FIRST BANKS, INC. TO THE ORDER OF CERTAIN PERSONS WHO ELECTED TO RECEIVE SUCH NOTES IN CONNECTION WITH THE ACQUISITION OF

ST. CHARLES FEDERAL BANCSHARES INC. BY FIRST BANKS, INC. THIS AMOUNT IS UNPAID AFTER THE EXPIRATION OF ALL APPLICABLE CURE PERIODS, ALTHOUGH JUSTLY DUE AND OWING."; AND

            (ii)  THIS ORIGINAL LETTER OF CREDIT AND AMENDMENTS, IF ANY.

            THE DRAFT(S) DRAWN UNDER THIS LETTER OF CREDIT MUST BE DRAWN AND PRESENTED TO OUR OFFICE AT ONE BOATMEN'S PLAZA, 800 MARKET STREET, ST. LOUIS, MISSOURI 63101, ATTENTION: LETTER OF CREDIT DEPARTMENT (OR SUCH OTHER OFFICE, DEPARTMENT OR ADDRESS DESIGNATED IN WRITING BY US TO YOU AT YOUR ADDRESS SHOWN ABOVE OR AT SUCH OTHER ADDRESS AS YOU SHALL ADVISE US OF IN WRITING).

            FAILURE TO DRAW FOR A PARTICULAR INSTALLMENT SHALL NOT AFFECT YOUR RIGHT TO DRAW FOR FUTURE INSTALLMENTS.

            WE HEREBY AGREE THAT ALL DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED BY US UPON DELIVERY OF THE CERTIFICATE(S) AND DOCUMENTS AS SPECIFIED ABOVE AND IF PRESENTED AT OUR AFORESAID OFFICE ON OR BEFORE THE EXPIRATION DATE (AS DEFINED BELOW).

            THIS LETTER OF CREDIT IS EFFECTIVE IMMEDIATELY AND EXPIRES ON THE EARLIER OF (I) FEBRUARY 17, 1997, (II) WHEN YOU HAVE DRAWN AND WE HAVE PAID TO YOU THE AVAILABLE BALANCE OF THIS LETTER OF CREDIT, (III) THE DAY ON WHICH THE AVAILABLE BALANCE OF THIS LETTER OF CREDIT IS REDUCED TO $0.00 PURSUANT TO THE TERMS HEREOF, OR (IV) THE DAY ON WHICH THIS LETTER OF CREDIT IS SURRENDERED TO US FOR CANCELLATION.

            THIS LETTER OF CREDIT IS TRANSFERRABLE ON ONE OR MORE OCCASIONS, SUBJECT TO THE PAYMENT OF OUR USUAL TRANSFER COMMISSION ACCOMPANIED BY YOUR INSTRUCTIONS IN A FORM SATISFACTORY TO US. TRANSFER FORM INSTRUCTION WILL BE FURNISHED UPON REQUEST.

            THIS LETTER OF CREDIT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MISSOURI, BUT SUBJECT, HOWEVER, TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION 500, EXCLUSIVE, HOWEVER, OF ARTICLE 41 THEREOF.

                                       VERY TRULY YOURS,

                                       THE BOATMEN'S NATIONAL BANK OF ST. LOUIS


                                       BY:------------------------------------
                                                AUTHORIZED OFFICER

                                  EXHIBIT J
                                  ---------

                           LETTER OF CREDIT REQUEST


No.  --------<F1>------------        Dated --------, 199-- <F2>
             ----                                          ----

To: The Boatmen's National Bank of St. Louis, in its capacity as the Agent under the Secured Credit Agreement, dated as of July 18, 1996 (as amended, modified or supplemented from time to time, the "Agreement"), among FIRST BANKS, INC., a Missouri corporation, (the "Borrower"), THE BOATMEN'S NATIONAL BANK OF ST. LOUIS, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, HARRIS TRUST AND SAVINGS BANK, AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO and THE FROST NATIONAL BANK

Dear Sirs:

            We hereby request that you issue a Letter of Credit on ----------<F3>--------- (the "Date of Issuance") in the aggregate stated
          ----
amount of --------<F4>-------.
                  ----

            For purposes of this Letter of Credit Request, unless otherwise defined, all capitalized terms used herein which are defined in the Agreement shall have the respective meanings provided therein.

            The beneficiary of the requested Letter of Credit will be --------<F5>-------, and such Letter of Credit will be in support of --------
        ----
<F6>------ and will have a stated termination date of --------<F7>-------.
----                                                          ----






[FN]
--------------------------------------------------
<F1>   Letter of Credit Request Number.
----

<F2>   Date of Letter of Credit Request (at least two Business Days prior to
----   the Date of Issuance).

<F3>   Date of Issuance.
----

<F4>   Aggregate initial stated amount of Letter of Credit.
----

<F5>   Insert name and address of beneficiary.
----

<F6>   Insert description of supported obligations and name of agreement to
----   which it relates.

<F7>   Insert last date upon which drafts may be presented.
----

            Copies of all documentation with respect to the supported transaction are attached hereto.

                                    FIRST BANKS, INC.


                                    By:---------------------------------
                                          Name:
                                          Title:

                                 EXHIBIT K
                                 ---------

                     FORM OF BORROWER'S COUNSEL OPINION
                     ----------------------------------
                                July 18, 1996



The Boatmen's National Bank               Harris Trust and
  of St. Louis                                    Savings Bank
One Boatmen's Plaza                       111 W. Monroe
St. Louis, Missouri 63101                       Chicago, Illinois 60603


Norwest Bank Minnesota, National Association    American National Bank and Trust
100 East Wisconsin Avenue                         Company of Chicago
Milwaukee, Wisconsin  63202-4101                33 North LaSalle Street
                                                Chicago, Illinois 60690

The Frost National Bank
100 West Houston Street
San Antonio, Texas  78205



            Re:   The Boatmen's National Bank of St. Louis - $90,000,000

                  Secured Credit Agreement with First Banks, Inc.
                          ---------------------------------------

Ladies and Gentlemen:

            We have acted as counsel for First Banks, Inc., a Missouri corporation, (the "Borrower") and as counsel to First Bank (Creve Coeur, Missouri), a Missouri state banking corporation ("FB-Creve Coeur"), First
Bank (O'Fallon, Illinois), an Illinois state banking corporation ("FB-Illinois"), First Bank FSB, a federal savings bank ("FB-FSB"), First Banks America, Inc., a Delaware corporation ("FB-America"), River Valley Holdings, Inc., an Illinois bank holding company ("River Valley"), St. Charles Federal Savings and Loan Association, a federal savings and loan association ("St. Charles"), CCB Bancorp, Inc., a Delaware corporation ("CCB"), First Bank & Trust ("FB&T"), a California state banking corporation, and First Commercial Bancorp, Inc., a Delaware corporation ("FCB") (FB-Creve Coeur, FB-Illinois, FB-FSB, FB-America, River Valley, St. Charles, CCB, FB&T, and FCB are sometimes individually referred to herein as a "Pledged Subsidiary" and sometimes collectively referred to herein as the "Pledged Subsidiaries") in connection with the above-referenced loan (the "Loan"). This opinion is being furnished to you as required by Section 4.01(5) of the Secured Credit Agreement executed on this date by the Borrower and The Boatmen's National Bank of St. Louis ("Boatmen's"), Norwest Bank Minnesota, National
Association, Harris Trust and Savings Bank, American National Bank and Trust Company of Chicago, and The Frost National Bank (collectively, the "Banks"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in that certain Secured Credit Agreement dated as of July
18, 1996 among the Borrower and the Banks (the "Credit Agreement").

            In connection with the preparation of this opinion, we have reviewed the following instruments and documents executed by the respective parties thereto (the "Loan Documents"):

            1. Each of the Notes, dated July 18, 1996, in the aggregate maximum principal face amount of $90,000,000 executed by the Borrower as maker and payable to the order of the Banks as set forth in Sections 2.07 and 3.06 of the Credit Agreement;

            2.    The Credit Agreement;

            3. Pledge Agreement dated July 18, 1996 executed by the Borrower, as Pledgor, to Boatmen's, as agent for the Banks, as Pledgee;

            4. Subsidiary Pledge Agreements dated July 18, 1996 executed by CCB Bancorp, Inc. and River Valley Holdings, Inc., as Pledgors, to Boatmen's, as agent for the Banks, as Pledgee;

            5. The certificates representing the shares of capital stock of the Pledged Subsidiaries; and

            6.    Irrevocable Stock Powers executed by the Pledgor.

            In our capacity as counsel for the Borrower and the Pledged Subsidiaries, we have examined originals or copies of such other documents, records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation, the following:

            A.    Articles of Incorporation and Bylaws of the Borrower;

            B. Resolutions adopted by the Board of Directors of the Borrower; and

            C. Articles of Association or Articles of Incorporation, as the case may be, and Bylaws of each of the Pledged Subsidiaries.

            In rendering this opinion, we have assumed the genuineness of all signatures on documents, statements and certificates reviewed by us, the accuracy and authenticity of all documents, statements and certificates reviewed by us, and the conformity to authentic original documents of all documents, statements and certificates submitted to us as certified, conformed and photostatic copies.

            In those instances in which our opinion is rendered "to the best of our knowledge", it is intended to indicate that during the course of our representation, no information has come to the attention of those attorneys within our firm who have performed legal services in connection with the representation described in this letter that would give us actual knowledge of the inaccuracy of such statement; and unless otherwise specified herein, is not based upon any independent investigation to determine the accuracy of such statement, and no inference as to our knowledge should be drawn from the fact of our representation of the Borrower or the Pledged Subsidiaries.

            We have no knowledge of any factual information which has led us to conclude that the documents and certificates we have examined contain any untrue statement of a material fact.

            Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion under existing law as of the date hereof, that:

            (i) The Borrower is a duly organized and validly existing corporation, in good standing under the laws of the State of Missouri and has the corporate power and authority to execute, deliver and perform the Loan Documents and to own its properties and carry on its business as now being conducted, and is a duly registered bank holding company in good standing under the Bank Holding Company Act of 1956, as amended.

            2. FB-Creve Coeur is duly organized and validly existing and is in good standing as a state bank under the laws of the State of Missouri; FB-Illinois is duly organized and validly existing and is in good standing as a state bank under the laws of the State of Illinois; FB-FSB is duly organized and validly existing as a federal savings bank under the laws of the United States; FB-America is duly organized and validly existing and is in good standing as a bank holding company under the laws of the State of Delaware; River Valley is duly organized and validly existing and is in good standing as a bank holding company under the laws of the State of Delaware; St. Charles is a duly organized and validly existing and is in good standing as a federal savings and loan association under the laws of the United States; CCB is duly organized and validly existing and is in good standing as a corporation under the laws of the State of Delaware; FB&T is duly organized and validly existing and is in good standing as a state bank under the laws of the State of California, and FCB is duly organized and validly existing and is in good standing as a corporation under the laws of the State of Delaware.

            3. The Pledged Subsidiaries have the corporate power and adequate corporate authority to own their property and to carry on their businesses as now conducted.

            4. The Loan Documents have each been duly authorized, executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and subject to general principles of equity (including the exercise of judicial discretion in accordance with such principles), regardless of whether such enforceability is considered in a proceeding at law or in equity. Notwithstanding anything contained in this letter to the contrary, this firm is providing no opinion as to the enforceability of Section 9.01(13) of the Credit Agreement.

            5. No consent or approval of or registration with any federal, state or local government or regulatory authority is required in connection with the Loan or the execution and delivery of the Loan
Documents. Neither (i) the execution and delivery by the Borrower of the Loan Documents, (ii) the consummation of the transactions contemplated thereby, nor (iii) the compliance by the Borrower with any of the provisions thereof, will conflict with or result in a violation or breach of the material terms or provisions of, or constitute a default under the Borrower's Articles of Incorporation or Bylaws or any rule, regulation, order, writ, judgment or decree of which we have knowledge of any court or government agency or instrumentality, or any agreement or instrument of which we have knowledge and to which the Borrower is a party or with respect to which the Borrower is bound and which would materially adversely affect the Borrower's ability to perform its obligations under the Loan Documents.

            6. To the best of our knowledge, limited to reasonable inquiry of the officers of the Borrower, there are no actions, suits or proceedings pending or threatened, affecting the Borrower or any of its subsidiaries or affiliates, at law or in equity, before or by any federal, state, local or other governmental department, commission, board, bureau, agency or authorities, the result of which would materially and adversely affect the Borrower's ability to perform under the Loan Documents or which would have a material adverse affect upon the Borrower or such subsidiary or affiliate.

            7. To the best of our knowledge, limited to reasonable inquiry of the officers of the Borrower, there exists no default by the Borrower or any Pledged Subsidiary with respect to any order, writ, injunction, or other decree by a court or any other governmental department, commission, board, bureau, agency or instrumentality.

            8. The capital stock of each of the Pledged Subsidiaries listed on Exhibit L to the Credit Agreement has been duly authorized
          ---------
and validly issued and is fully paid and nonassessable (except with regard to First Bank & Trust) and free of preemptive rights, and, to the best of our knowledge, limited to reasonable inquiry of the officers of the Borrower, is owned by the Borrower free and clear of all liens, claims and encumbrances, except for the security interest created under the Pledge Agreement and the Subsidiary Pledge Agreements to Boatmen's as agent for the Banks.

            9. Upon delivery of the stock together with executed stock powers, of each Pledged Subsidiary to the Agent, the Agent, for the benefit of the Banks, will have a perfected first priority security interest in the stock of each Pledged Subsidiary pursuant to the Pledge Agreement and the Subsidiary Pledge Agreements.

            10. To the best of our knowledge, limited to reasonable inquiry of the officers of the Borrower, with respect to the Borrower and each Pledged Subsidiary, except for the matters disclosed on Schedule 9.01(10) to the Credit Agreement there are no existing orders, agreements or memoranda from any bank regulatory authority with respect to regulatory violations or compliance requirements.

            The opinions expressed herein are limited to the applicable laws of the United States and the States of Missouri and Illinois and no opinion is expressed with respect to the laws of any other jurisdiction or state with respect to the effect of any such laws on the matters dealt with herein.

            As to various questions of fact material to these opinions, we have relied upon the truth of various representations and warranties of the Borrower contained in the Loan Documents and upon such representations and certificates of officers of the Borrower and the Pledged Subsidiaries as are provided on Exhibit A attached hereto.

            This opinion is provided solely for the purpose of complying with the requirements of the Loan Documents and, without our prior written consent, may not be relied upon by any person, firm or entity whatsoever other than each of the Banks and its or their respective successors and assigns.


                                    Very truly yours,

                                EXHIBIT L
                                ---------

                           PLEDGED SUBSIDIARIES
                           --------------------

First Bank (Creve Coeur, Missouri)

First Bank (O'Fallon, Illinois)

First Bank FSB

First Banks America, Inc.

River Valley Holdings, Inc.

St. Charles Federal Savings and Loan Association

CCB Bancorp, Inc.

First Commercial Bancorp, Inc.

First Bank & Trust

                                EXHIBIT M
                                ---------

                            LIST OF AFFILIATES
                            ------------------

Hermanhoff Winery, Inc.

Tidal Insurance, Ltd.

First Securities of America, Inc.

First Services, L.P.

Southside Bancshares, Inc.

First Brokerage, L.P.

Investors of America, Limited Partnership

                                 EXHIBIT N
                                 ---------

                              IDENTIFICATION
                                    OF
                            FINANCIAL STATEMENTS
                            --------------------


(1) Audited consolidated financial statements for First Banks, Inc. and subsidiaries for the fiscal years ending December 1994 and 1995.

(2) Audited consolidated financial statements for First Banks America, Inc. and subsidiaries for the fiscal years ending December 1994 and 1995.

(3) Audited consolidated financial statements for First Commercial Bancorp, Inc. and subsidiaries for the fiscal years ending December 1994 and 1995.

(4) Unaudited consolidated financial statements for First Banks, Inc. and its subsidiaries, both prepared by Borrower, for the period ending March 31, 1996.

(5) Unaudited consolidated financial statements for First Banks America, Inc. and its subsidiaries, both prepared by Borrower, for the period ending March 31, 1996.

(6) Unaudited consolidated financial statements for First Commercial Bancorp, Inc. and its subsidiaries, both prepared by Borrower, for the period ending March 31, 1996.

                                  EXHIBIT O
                                  ---------

                           OWNERSHIP OF SUBSIDIARIES
                           --------------------------


FIRST BANK-ILLINOIS
400,000 Shares Owned/Controlled By First Banks, Inc. (100%)

FIRST BANK (MISSOURI)
9,994 Shares Owned/Controlled By First Banks, Inc. Plus 6 Directors Qualifying Shares (100%)

RIVER VALLEY HOLDINGS, INC.
10,000 Shares Owned/Controlled by First Banks, Inc. (100%)

      FIRST BANK FSB
      96,254 Common Shares Owned/Controlled by First Banks, Inc. (63.66%) 54,946 Common Shares Owned/Controlled by River Valley Holdings, Inc. (36.34%)

ST. CHARLES FEDERAL SAVINGS AND LOAN ASSOCIATION
100 Shares Owned/Controlled by First Banks, Inc. (100%)

FIRSTSERV, INC.
30,000 Shares Owned/Controlled by First Banks, Inc. (100%)

FIRST BANKS AMERICA, INC.
2,500,000 Class B Shares Owned/Controlled by First Banks, Inc. (66.20% of total voting)

      SUNDOWNER CORPORATION
      10,000 Common Shares Owned/Controlled by First Banks America, Inc. (100%)

      BANKTEXAS, N.A.
      2,049,000 Common Shares Owned/Controlled by Sundowner Corporation (100%)

FIRST COMMERCIAL BANCORP, INC.
65,000,000 Common Shares Owned/Controlled by First Banks, Inc. (61.45%) 40,775,428 Common Shares Publicly Held (38.55%)

      FIRST COMMERCIAL BANK
      117,908,667 Common Shares Owned/Controlled by First Commercial Bancorp, Inc. (100%)
      750,000 Preferred Shares Owned/Controlled by First Commercial Bancorp, Inc. (100%)

CCB BANCORP, INC.
457 Common Shares Owned/Controlled by First Banks, Inc. (100%)
3,100 Shares Series A Preferred 8% Non Cumulative Redeemable
Owned/Controlled by First Banks, Inc. (100%)
1,000 Shares Series B Preferred 8% Non Cumulative Redeemable
Owned/Controlled by First Banks, Inc. (100%)

      FIRST BANK & TRUST
      4,700,796 Shares Owned/Controlled by CCB Bancorp, Inc. (100%)

                                EXHIBIT P
                                ---------

                            LIST OF ADDRESSES
                            -----------------

If to the Borrower:           First Banks, Inc.
                              11901 Olive Blvd.
                              Creve Coeur, MO  63141
                              Attention:  Allen H. Blake
                                          Chief Financial Officer

   with a copy to (for notice requirements under Article IX hereof only):

                              Greensfelder, Hemker & Gale, P.C.
                              2000 Equitable Building
                              10 South Broadway
                              St. Louis, Missouri  63102
                              Attention:  Sheldon K. Stock, Esq.

If to The Boatmen's National
Bank of St. Louis:            800 Market Street
                              P.O. Box 236
                              St. Louis, MO  63166
                              Attention:  David C. Buettner

If to Harris Trust
and Savings Bank:             111 W. Monroe
                              Chicago, Illinois 60603
                              Attention:  Patrick Horne

If to American National
Bank and Trust Company
of Chicago:                   33 North LaSalle St.
                              Chicago, Illinois 60690
                              Attention:  Lynn Lavender

If to The Frost National
Bank:                         350 Bryan Tower
                              2001 Bryan Street
                              Dallas, Texas  75201
                              Attention:  Jerry L. Crutsinger
                                          Vice President
                                          Correspondent Banking

If to Norwest Bank
Minnesota, National
Association:                  100 East Wisconsin Avenue
                              Milwaukee, Wisconsin  53202-4101
                              Attention:  Alfonso Buscemi

                                 SCHEDULE 3.13


                          OUTSTANDING LETTERS OF CREDIT
                          -----------------------------

                             (see attached schedule)

                                  SCHEDULE 5.05

                                OTHER AGREEMENTS
                                ----------------


                                     NONE

                                 SCHEDULE 5.06

                                   LITIGATION
                                   ----------

                                  SCHEDULE 5.08


                                 PLAN TERMINATIONS
                                 -----------------


1. As of December 31, 1993 the First Banks, Inc. Money Purchase Pension Plan was terminated and replaced effective April 1, 1994 with the First Banks, Inc. '401K Profit Sharing Plan.

2. Effective March 31, 1994, Heritage National Bank was merged into First Bank (Creve Coeur, Missouri). Heritage National Bank maintained an Employee Stock Ownership Plan which, incidental to the First Banks/Heritage National Bank merger, has been terminated.

                              SCHEDULE 9.01(10)

                              REGULATORY ACTIONS
                              ------------------

The Cease and Desist Order between the Federal Deposit Insurance Corporation and First Commercial Bank, dated August 17, 1992.

The State Banking Order issued by the State of California, State Banking Department, Superintendent of Banks to First Commercial Bank, dated August 27, 1992, as amended.

The Memorandum of Understanding between the Federal Reserve Bank of San Francisco and First Commercial Bancorp, Inc., dated October 17, 1994.

The Memorandum of Understanding between the Federal Reserve Bank of San Francisco and Sunrise Bancorp, dated September 2, 1994.

The Capital Impairment Order issued by the State of California, State Banking Department, Superintendent of Banks to First Commercial Bank, dated March 15, 1996.

The Capital Impairment Order issued by the State of California, State Banking Department, Superintendent of Banks to First Commercial Bank, dated June 12, 1996.